                                                                    EXHIBIT 10.2

                                CREDIT AGREEMENT

                                      among

                              PLANAR SYSTEMS, INC.
                                   as Borrower

                            THE LENDERS NAMED HEREIN,
                                   as Lenders

                         U.S. BANK NATIONAL ASSOCIATION,
                  as Co-Lead Arranger and Administrative Lender

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Co-Lead Arranger

                         TOTAL COMMITMENT -- $40,000,000

                                 APRIL 22, 2002

                                                                  EXECUTION COPY

                                    CONTENTS

ARTICLE I.      DEFINITIONS.....................................................................1

    1.1         DEFINED TERMS...................................................................1

    1.2         ACCOUNTING AND FINANCIAL DETERMINATIONS.........................................15

    1.3         HEADINGS........................................................................15

    1.4         ADDITIONAL DEFINITION PROVISIONS................................................15

ARTICLE II.     THE CREDITS.....................................................................15

    2.1         REVOLVING LOANS.................................................................15

    2.2         TERM LOAN.......................................................................16

    2.3         INTEREST/FEES...................................................................18

    2.4         INTEREST OPTIONS................................................................18

    2.5         OTHER PAYMENT TERMS.............................................................19

    2.6         FUNDING.........................................................................20

    2.7         PRO RATA TREATMENT..............................................................21

    2.8         CHANGE OF CIRCUMSTANCES.........................................................21

    2.9         TAXES ON PAYMENTS...............................................................22

    2.10        FUNDING LOSS INDEMNIFICATION....................................................23

    2.11        TERMINATION OF EXISTING LINES OF CREDIT.........................................24

ARTICLE III.    ADMINISTRATION..................................................................24

    3.1         STATEMENTS......................................................................24

    3.2         PAYMENTS........................................................................24

ARTICLE IV.     SECURITY........................................................................25

    4.1         GRANT OF SECURITY INTEREST......................................................25

    4.2         PERFECTION; DUTY OF CARE........................................................25

                                                                          PAGE i

ARTICLE V.      REPRESENTATIONS AND WARRANTIES..................................................26

    5.1         LEGAL STATUS; SUBSIDIARIES......................................................26

    5.2         DUE AUTHORIZATION; NO VIOLATION.................................................26

    5.3         GOVERNMENT APPROVAL, REGULATION.................................................26

    5.4         VALIDITY; ENFORCEABILITY........................................................27

    5.5         CORRECTNESS OF FINANCIAL STATEMENTS.............................................27

    5.6         TAXES...........................................................................27

    5.7         LITIGATION, LABOR CONTROVERSIES.................................................27

    5.8         TITLE TO PROPERTY, LIENS........................................................27

    5.9         ERISA COMPLIANCE................................................................28

    5.10        OTHER OBLIGATIONS...............................................................28

    5.11        ENVIRONMENTAL MATTERS...........................................................28

    5.12        NO BURDENSOME RESTRICTIONS; NO DEFAULTS.........................................29

    5.13        NO OTHER VENTURES...............................................................29

    5.14        INSURANCE.......................................................................29

    5.15        FORCE MAJEURE...................................................................29

    5.16        INTELLECTUAL PROPERTY...........................................................29

    5.17        CERTAIN INDEBTEDNESS............................................................30

    5.18        SOLVENCY........................................................................30

    5.19        CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS......................................30

    5.20        FISCAL PERIODS..................................................................30

    5.21        COMPLIANCE WITH LAW.............................................................30

    5.22        NO SUBORDINATION................................................................31

    5.23        TRUTH, ACCURACY OF INFORMATION..................................................31

                                                                         PAGE ii

ARTICLE VI.     CONDITIONS......................................................................31

    6.1         CONDITIONS OF INITIAL EXTENSION OF CREDIT.......................................31

    6.2         CONDITIONS OF EACH EXTENSION OF CREDIT..........................................32

ARTICLE VII.    AFFIRMATIVE COVENANTS...........................................................33

    7.1         PAYMENTS........................................................................33

    7.2         ACCOUNTING RECORDS..............................................................33

    7.3         INFORMATION AND REPORTS.........................................................33

    7.4         COMPLIANCE......................................................................34

    7.5         INSURANCE.......................................................................34

    7.6         FACILITIES......................................................................36

    7.7         TAXES AND OTHER LIABILITIES.....................................................36

    7.8         LITIGATION......................................................................36

    7.9         NOTICE TO ADMINISTRATIVE LENDER.................................................36

    7.10        CONDUCT OF BUSINESS.............................................................36

    7.11        PRESERVATION OF CORPORATE EXISTENCE, ETC........................................37

    7.12        ACCESS..........................................................................37

    7.13        PERFORMANCE AND COMPLIANCE WITH CONTRACTUAL
                OBLIGATIONS.....................................................................37

    7.14        FISCAL YEAR; ACCOUNTING PRACTICES...............................................38

    7.15        ENVIRONMENTAL...................................................................38

    7.16        LIENS...........................................................................38

    7.17        USE OF PROCEEDS.................................................................38

    7.18        DELIVERY OF GUARANTY............................................................39

    7.19        FURTHER ASSURANCES..............................................................39

    7.20        COMPLIANCE WITH ERISA...........................................................39

                                                                        PAGE iii

ARTICLE VIII.   NEGATIVE COVENANTS..............................................................39

    8.1         LIENS...........................................................................40

    8.2         INDEBTEDNESS....................................................................40

    8.3         RESTRICTED PAYMENTS, REDEMPTIONS................................................40

    8.4         MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC...................................41

    8.5         INVESTMENTS.....................................................................42

    8.6         CHANGE IN NATURE OF BUSINESS....................................................42

    8.7         ERISA...........................................................................42

    8.8         CANCELLATION OF INDEBTEDNESS OWED TO IT.........................................43

    8.9         MARGIN REGULATIONS..............................................................43

    8.10        ENVIRONMENTAL...................................................................43

    8.11        TRANSACTIONS WITH AFFILIATES....................................................43

    8.12        NEW COLLATERAL LOCATION; NAME CHANGE............................................43

    8.13        NO SPECULATIVE TRANSACTIONS.....................................................43

    8.14        TRANSACTIONS WITH DOME..........................................................44

ARTICLE IX.     FINANCIAL COVENANTS.............................................................44

    9.1         LEVERAGE RATIO..................................................................44

    9.2         FIXED CHARGE COVERAGE RATIO.....................................................44

    9.3         TANGIBLE NET WORTH..............................................................44

    9.4         CAPITAL EXPENDITURES............................................................44

ARTICLE X.      EVENTS OF DEFAULT...............................................................45

    10.1        EVENTS OF DEFAULT...............................................................45

    10.2        REMEDIES........................................................................47

    10.3        ADMINISTRATIVE LENDER AS BORROWER'S ATTORNEY....................................49

                                                                         PAGE iv

ARTICLE XI.     ADMINISTRATIVE LENDER...........................................................50

    11.1        ACTIONS.........................................................................50

    11.2        RELIANCE BY ADMINISTRATIVE LENDER...............................................51

    11.3        EXCULPATION.....................................................................51

    11.4        SUCCESSOR.......................................................................51

    11.5        LOANS BY ADMINISTRATIVE LENDER; OTHER ACTIONS...................................52

    11.6        CREDIT DECISIONS................................................................52

ARTICLE XII.    MISCELLANEOUS...................................................................52

    12.1        NOTICES.........................................................................52

    12.2        COSTS, EXPENSES, ATTORNEYS' FEES................................................53

    12.3        INDEMNIFICATION.................................................................53

    12.4        WAIVERS, AMENDMENTS.............................................................54

    12.5        SUCCESSORS AND ASSIGNS..........................................................55

    12.6        SETOFF..........................................................................57

    12.7        CUMULATIVE REMEDIES.............................................................58

    12.8        ENTIRE AGREEMENT................................................................58

    12.9        NO THIRD PARTY BENEFICIARIES....................................................58

    12.10       CONFIDENTIALITY.................................................................58

    12.11       TIME............................................................................59

    12.12       SEVERABILITY OF PROVISIONS......................................................59

    12.13       GOVERNING LAW...................................................................59

    12.14       SUBMISSION TO JURISDICTION......................................................59

    12.15       WAIVER OF JURY TRIAL............................................................60

    12.16       COUNTERPARTS....................................................................60

    12.17       OREGON STATUTORY NOTICE.........................................................60

                                                                          PAGE v

                                    SCHEDULES

I    Lenders
II   Pricing Schedule

                                    EXHIBITS

A    List of Existing Uniform Commercial Code Filings
B    DOME Guaranty Agreement
C    Note Forms
D    Notice of Borrowing
E    Notice of Conversion or Continuation
F    Form of Chief Financial Officer's Certificate
G    Assignment Agreement

                                                                         PAGE vi

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is entered into as of April 22, 2002 by and among PLANAR SYSTEMS, INC., an Oregon corporation ("Borrower"), each of the financial institutions from time to time listed on Schedule I attached hereto, as amended
                                         ----------
from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Lead Arranger and U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), as the administrator for the Lenders (in such capacity, "Administrative Lender") and as Co-Lead Arranger.

                                    RECITALS

     Borrower has requested from Lenders the credit facilities described herein, and Lenders and Administrative Lender have agreed to provide such facilities to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Administrative Lender, Lenders and Borrower hereby agree as follows:

ARTICLE I. DEFINITIONS

     1.1  DEFINED TERMS

     All terms defined above shall have the meanings set forth above. The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts" means (i) all "accounts" as defined in the UCC and (ii) all presently existing and hereafter arising rights to payment of a monetary obligation, whether or not earned by performance.

     "Administrative Lender's Office" means (i) initially, Administrative Lender's office designated as such in Schedule I hereto, and (ii) subsequently,
                                      ----------
such other office designated as such, from time to time, in writing by Administrative Lender to Lenders and Borrower.

     "Agreement" means this Credit Agreement as amended, modified or supplemented from time to time.

     "Applicable Lending Office" means, with respect to each Lender, (i) initially, its office designated as such in Schedule I hereto, and (ii)
                                            ----------
subsequently, such other office designated as such from time to time in writing by such Lender to Administrative Lender.

     "Applicable Rate" means, at any date, the lesser of (a) the Highest Lawful Rate or (b) the following: (i) with respect to each Prime Rate Loan, a per annum rate equal to the

                                                                          PAGE 1
                                                                  EXECUTION COPY
sum of the Prime Rate in effect on such date plus the applicable Prime Margin; and (ii) with respect to each LIBOR Loan, a per annum rate equal to the sum of LIBOR plus the applicable LIBOR Margin, as determined on the second Business Day before the first day of the applicable Fixed Rate Term.

     "Available Credit" means, at any time, the amount by which the total of the Revolving Loan Commitments is greater than the outstanding principal amount of the Revolving Loans.

     "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Business Day" means (a) for all purposes other than as covered by clause
(b) below, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon, Minneapolis, Minnesota or New York, New York, and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR interest selection or LIBOR Loan, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. Dollar deposits in the London interbank eurocurrency market.

     "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person and its subsidiaries under Capitalized Leases, as determined on a consolidated basis in accordance with GAAP.

     "Cash Equivalent Investment" means, at any time: (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an affiliate of Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender; (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; (e) investments permitted under any investment policy adopted by

Borrower and approved by Administrative Lender; or (f) any mutual fund holding investments consisting of at least 95% of the foregoing.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert to acquire securities, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Borrower.

     "Change of Law" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender (or any entity controlling a Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means, except as noted below, all of Borrower's assets including, without limitation, the following: (a) all Accounts, Rights to Payment, General Intangibles, Records, goods, fixtures, inventory, equipment, money, letter of credit rights, supporting obligations, instruments, chattel paper, deposit accounts, documents, investment property, and commercial tort claims; (b) all products, proceeds, rents and profits of the foregoing; and (c) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights, but
                                                                       ---
excluding (A) all Excluded Assets that are not proceeds, (B) the equipment that
---------
is the subject of the financing statements listed on Exhibit A and (C) any Stock
                                                     ---------
of a Foreign Subsidiary (that is not an Excluded Asset) representing more than 65% of the equity and more than 65% of the voting control of such Foreign Subsidiary.

     "Commitment" means any obligation of a Lender to extend credit or any other financial accommodation under any of the Loan Documents.

     "Commodity Contracts" means commodity options, futures, swaps, and other similar agreements and arrangements designed to provide protection against fluctuations in commodity prices.

     "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement entered into by such other Person relating to such Indebtedness or Contractual Obligation will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement or liability described under subclauses (i) through (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the lesser of (A) the amount payable under such Contingent Obligation (if quantifiable) or (B) the portion of the obligation so guaranteed or otherwise supported.

     "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

     "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, bills or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for such Person's account; (c) all Capitalized Lease Obligations and Other Lease obligations of such Person; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (e) all Contingent Obligations of such Person in respect of any of the foregoing. For purposes of determining the amount of Debt in a circumstance when the creditor has recourse only to specified assets, the amount shall be the lesser of (i) the amount of such obligation or (ii) the fair market value of such assets.

     "Default" means (i) an Event of Default, (ii) an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default, or (iii) the filing against Borrower of a petition commencing an involuntary case under the Bankruptcy Code.

     "Disclosure Letter" means the disclosure letter from Borrower to Administrative Lender dated the Closing Date, as amended from time to time with the consent of the Required Lenders.

     "EBITDA" means, as of the end of a fiscal quarter, (A) Borrower's consolidated net income after taxes for the twelve months ending with such quarter plus (i) the sum of the amounts for such twelve month period included in
        ----
determining such net income of (u) interest expense, (v) income tax expense, (w) depreciation expense, (x) amortization expense, (y) up to $2,000,000 of unusual charges, extraordinary losses and other non-recurring charges (other than losses and charges described in the following item (A)(i)(z)), provided that in no event may more than 30% of such charges/losses be cash charges/losses and (z) up to $4,000,000 of non-cash expense taken in the same fiscal quarter as the Closing Date in connection with the write-off of in-process research and development resulting from Borrower's acquisition of Guarantor; less (ii) gains
                                                                ----
on sales of assets (excluding sales of inventory in the ordinary course of business) and other extraordinary or unusual gains for such twelve month period, plus (B) as of the end of each of the first four fiscal quarters after the
----
Closing Date, except to the extent the following duplicates amounts taken into account under item (A), with respect to Guarantor, the following for the periods before Guarantor became a Subsidiary: Guarantor's consolidated net income after taxes for the twelve months ending with such quarter plus (i) the sum of the
                                                     ----
amounts for such twelve month period included in determining such net income of
(u) interest expense, (v) income tax expense, (w) depreciation expense, (x) amortization expense, (y) up to $2,000,000 of non-cash compensation expense resulting from accelerated vesting of stock options in connection with Borrower's acquisition of Guarantor and (z) up to $1,400,000 of extraordinary cash expenses incurred in connection with the merger contemplated by the Merger Agreement; less (ii) gains on sales of assets (excluding sales of inventory in
           ----
the ordinary course of business) and other extraordinary or unusual gains for such twelve month period.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

     "Environmental Law" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the
                                                          -- ----
Hazardous Material Transportation Act, as amended (49 U.S.C. Section 180 et
                                                                         --
seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7
----
U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as
                   -- ----
amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as
                                -- ----
amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42
                                -- ----
U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended
                   -- ----
(33 U.S.C. Section 1251 et seq.); and the Safe Drinking Water Act, as amended
                        -- ----
(42 U.S.C. Section 300f et seq.), and their state and local counterparts or
                        -- ----
equivalents and any applicable transfer of ownership notification or approval statutes.

     "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.

     "Event of Default" has the meaning set forth in Section 10.1 hereof.

     "Excess Cash Flow" means, with respect to any fiscal year of Borrower, EBITDA for such year, minus: (A) cash interest expense paid during such year;
                      -----
(B) cash taxes paid during such year; (C) capital expenditures made during such year permitted under Section 9.4 and not financed with Debt (other than Loans); and (D) all required principal payments made on Debt during such year.

     "Excluded Assets" means all of Borrower's registered patents, trademarks, service marks, copyrights, trade names and applications for the foregoing, all real property (other than fixtures) and the Stock of any Subsidiary except Guarantor, Planar International Oy and any Subsidiary into which either Guarantor or Planar International Oy is merged if such Subsidiary is the survivor of such merger.

     "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to Administrative Lender on such day by three Federal funds brokers of recognized standing selected by Administrative Lender).

     "Fixed Charge Coverage Ratio" means, as of the end of a fiscal quarter, the
                                                                             ---
ratio of (A) EBITDA, less the sum of the following for the twelve month period
--------             ----
ending with such quarter: (i) Borrower's consolidated cash income taxes paid;
(ii) cash dividends and distributions paid in respect of Borrower's Stock; and
(iii) capital expenditures to the extent not financed with: long-term debt; proceeds of Revolving Loans; and/or net cash proceeds from the sale of capital assets to (B) the sum of the following for the twelve month period ending with
       --
such quarter: (i) Borrower's consolidated cash interest expense; and (ii) scheduled principal payments of Debt of Borrower and the Subsidiaries (which amount shall not include indebtedness of Guarantor for borrowed money repaid contemporaneously with Guarantor becoming a Subsidiary).

     "Fixed Rate Term" means a period of one, two, three or six months, as designated by Borrower, during which a Loan bears interest determined in relation to LIBOR; provided, however, that no Fixed Rate Term may extend beyond the Maturity Date, and if the last day of a Fixed Rate Term is not a Business Day, such term shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such term shall end on the next preceding Business Day.

     "Foreign Subsidiary" means any Subsidiary that is a "controlled foreign corporation" as that term is used in the Code.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

     "General Intangibles" means (i) all "general intangibles" as defined in the UCC (except Excluded Assets) and (ii) all tax and duty refunds, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action, causes of action and other claims, judgments in favor of Borrower, leasehold interests in equipment, software and payment intangibles.

     "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

     "Governmental Rule" means any applicable law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

     "Guarantor" means DOME imaging systems, inc., a Delaware corporation.

     "Guaranty" means a Guaranty Agreement in the form attached hereto as Exhibit B, duly executed by Guarantor and delivered to Administrative Lender
---------

     "Highest Lawful Rate" means, at the particular time in question, the maximum rate of interest which, under applicable law, Lenders are then permitted to charge Borrower on the applicable Loan, and if the maximum rate changes at any time, the Highest Lawful Rate shall increase or decrease, as the case may be, as of the effective time of each such change, without notice to Borrower.

     "Indebtedness" of any Person means, without duplication, (a) all liabilities of such Person as determined in accordance with GAAP, (b) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all lease obligations of such Person (including, without limitation, operating leases, Capitalized Leases and Other Leases), (d) all Contingent Obligations of such Person, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person with a mandatory repurchase or redemption date of less than ten years from the date of issuance thereof, (f) all obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (g) all liabilities of such Person in connection with the failure to make when due any contribution or payment pursuant to or under any Plan and (h) net liabilities of such Person under all Commodity Contracts, Interest Rate Contracts and foreign exchange agreements. For purposes of determining the amount of Indebtedness in a circumstance when the creditor has recourse only to specified assets, the amount shall be the lesser of (i) the amount of such obligation or (ii) the fair market value of such assets.

     "Indemnitees" has the meaning set forth in Section 12.3(a) hereof.

     "Indemnified Liabilities" has the meaning set forth in Section 12.3(a).

     "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Investment" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and
(b) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Lenders" means, collectively, each of the financial institutions from time to time listed on Schedule I.
                  ----------

     "Leverage Ratio" means, as of the end of a fiscal quarter, the ratio of (i)
                                                                ------------
Debt (exclusive of any Contingent Obligations) outstanding as of the end of such quarter to (ii) EBITDA.
        --

     "LIBOR" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/16th of 1%) and determined pursuant to the following formula:

     LIBOR =                         Base LIBOR
                         -------------------------------
                         100% - LIBOR Reserve Percentage

As used herein, (a) "Base LIBOR" means the rate per annum determined by Administrative Lender to be the offered rate for deposits in U.S. Dollars with a term comparable to such Fixed Rate Term that appears on Dow Jones Markets Service, Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 AM (London time) two Business Days prior to the beginning of such Fixed Rate Term, and (b) "LIBOR Reserve Percentage" means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

     "LIBOR Borrowing" means a collective reference to all LIBOR Loans which have a Fixed Rate Term starting on the same day and ending on the same day; provided that if, notwithstanding that all such loans have the same interest term, Borrower requests that a group of such Loans be treated separately for LIBOR calculation purposes, then each such separate group of Loans shall be treated as a separate LIBOR Borrowing.

     "LIBOR Loan" means any Loan that bears interest with reference to LIBOR.

     "LIBOR Margin" means the number of basis points determined in accordance with Schedule II.
     -----------

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under a Capitalized Lease Obligation or any Other Lease.

     "Loan" means an advance made by a Lender to Borrower pursuant to Section
2.1 or Section 2.2.

     "Loan Documents" means this Agreement, the Notes, the Pledge Agreement, the Guaranty and each other agreement, note, notice, document, contract or instrument to which Borrower or Guarantor now or hereafter is a party and that is required by a Lender in connection with this Agreement, a Note or any of the obligations arising under any of such agreements or Notes.

     "Material Adverse Effect" means a material adverse effect on (a) the business, performance, operations, properties (taken as a whole) or financial condition of Borrower or Guarantor, (b) the ability of Borrower or Guarantor to perform its obligations under any of the Loan Documents, or (c) any of the rights and remedies of any Lender or Administrative Lender under the Loan Documents.

     "Maturity Date" means the earlier of the second anniversary of the Closing Date or the due date determined pursuant to Section 10.2.

     "Merger Agreement" means that certain Agreement and Plan of Merger among Borrower, Guarantor, Bone Doctor Acquisition Corporation and certain shareholders of Guarantor dated March 18, 2002.

     "Modified Excess Cash Flow" means, with respect to any fiscal year of Borrower, Excess Cash Flow for such year less an amount equal to the greater of
                                         ----
zero or 25% of the amount by which Borrower's revenue for such fiscal year exceeds Borrower's revenue for the immediately preceding fiscal year.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

     "Note" means a promissory note executed by Borrower in favor of a Lender evidencing a Loan and substantially in the form of one of the forms attached as Exhibit C.
---------

     "Notice of Borrowing" has the meaning set forth in Section 2.1(c) hereof.

     "Notice of Conversion or Continuation" has the meaning set forth in Section 2.4(c) hereof.

     "Obligations" means all of Borrower's obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

     "Other Lease" means any synthetic lease, tax retention operating lease, financing lease or any other lease having substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

     "Permitted Liens" means (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet delinquent; (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not past due; (c) nonconsensual Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves have been established to the extent required by GAAP; (e) Liens listed in the Disclosure Letter; (f) Liens granted in the Loan Documents; (g) purchase money Liens upon or in any property (other than Excluded Assets) of Borrower and used by Borrower in the ordinary course of business and Liens to secure Capitalized Lease Obligations and Other Leases and any related payment and performance obligations if, in each case, the incurrence of such Indebtedness is permitted by Section 8.2; provided, however, that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of the property subject thereto, (B) the principal amount of the Indebtedness secured by such Lien does not exceed such cost, and (C) such Lien does not extend to any other property other than such item of property, any improvements on or replacements for such item, and the proceeds from the disposition of such items;
(h) zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of Borrower or impair, in any material manner, the use of such property for the purposes for which such property is held by Borrower;
(i) the interests of lessors or lessees of property leased pursuant to leases permitted hereunder; (j) Liens of a depository institution arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff, or similar rights and remedies as to deposit accounts or other funds maintained with such institution, provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by any Government Authority, and (B) such deposit account is not intended by Borrower to provide collateral to the depository institution; (k) judgment Liens to the extent the existence of such Liens is not an Event of Default under Section 10.1(h); and (l) any of the following arising in the ordinary course of business: deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature.

     "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or any ERISA Affiliate.

     "Pledge Agreement" means the Pledge Agreement of even date herewith executed and delivered by Borrower to Administrative Lender for the benefit of and on behalf of the Lenders.

     "Prime Margin" means the number of basis points determined in accordance with Schedule II.
     -----------

     "Prime Rate" means, for any day, an interest rate per annum equal to the rate of interest most recently announced within U.S. Bank at its principal office as its prime rate, with any change in the prime rate to be effective as of the day such change is announced within U.S. Bank and with the understanding that the prime rate is one of U.S. Bank's base rates used to price some loans and may not be the lowest rate at which U.S. Bank makes any loan, and is evidenced by the recording thereof in such internal publication or publications as U.S. Bank may designate.

     "Prime Rate Loan" means any Loan that bears interest with reference to the Prime Rate.

     "Ratable Portion" or "ratably" means, with respect to any Lender, the quotient obtained by dividing (i) the total of such Lender's Revolving Loan Commitment and Term Loan Commitment by (ii) the Total Commitments, and at all
                                    --
times when the Total Commitments are zero, means, with respect to any Lender, the quotient obtained by dividing item (i) by item (ii) immediately before the Total Commitments became zero.

     "Records" means all of Borrower's present and future records and books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files, electronically stored data and other data, together with the tapes, disks, diskettes, drives and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other Person).

     "Release" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment, and any "release" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.).
                                         -- ---

     "Remedial Action" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty day notice period has been waived.

     "Required Lenders" means any non-defaulting Lender or Lenders having more than two-thirds of the Total Commitments.

     "Responsible Officer" means any executive officer of Borrower, including, without limitation, president, chief executive officer, chief financial officer, treasurer, corporate controller or any other person performing responsibilities customarily performed by such officers.

     "Revolving Loan" means a Loan made by a Lender to Borrower pursuant to
Section 2.1.

     "Revolving Loan Commitment" means, as to any Lender, the amount set opposite such Lender's name on Schedule I as its "Revolving Loan Commitment," as
                               ----------
such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 12.5(c).

     "Rights to Payment" means all Accounts, General Intangibles, contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, and shall include without limitation,
(a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors, moneys, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Administrative Lender, any Lender or any of their affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

     "Stock" means shares of capital stock, membership interests, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or other entity, whether voting or nonvoting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

     "Subsidiary" means any Person required by GAAP to be included in the consolidated financial reporting of Borrower.

     "Tangible Net Worth" means the total of Borrower's shareholders' equity determined exclusive of accumulated other comprehensive income, plus Debt
                                                                ----
subordinated in writing to the Obligations on terms acceptable to Required Lenders in favor of the prior payment in full in cash of the Obligations, less
                                                                          ----
consolidated intangible assets.

     "Term Loan" means a Loan made by a Lender to Borrower pursuant to Section 2.2.

     "Term Loan Commitment" means, as to any Lender, the amount set opposite such Lender's name on Schedule I as its "Term Loan Commitment," as such amount
                      ----------
may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 12.5(c).

     "Total Commitments" means the total of all Revolving Loan Commitments and Term Loan Commitments.

     "UCC" means the Uniform Commercial Code of the State of Oregon, as amended from time to time (including, without limitation, amendments to defined terms).

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     1.2  ACCOUNTING AND FINANCIAL DETERMINATIONS

     Any accounting term used in this Agreement that is not specifically defined herein shall have the meaning customarily given to it under GAAP, and all accounting determinations and computations under any Loan Document shall be made, and all financial statements required to be delivered under any Loan Document shall be prepared, in accordance with GAAP applied in the preparation of the financial statements referred to in Section 5.5.

     1.3  HEADINGS

     Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

     1.4  ADDITIONAL DEFINITION PROVISIONS

     Whenever the terms "herein," "hereof," "hereto," "hereunder," "therein," "thereof," "thereto," "thereunder," and similar terms contained in this Agreement or any Loan Document refer to this Agreement or other Loan Document, such terms refer to the whole of this Agreement or other Loan Document and not to any particular section, paragraph or provision. All other terms contained in this Agreement that are not defined herein shall, unless the context indicates otherwise, have the meanings provided in the UCC to the extent such terms are defined therein.

ARTICLE II. THE CREDITS

     2.1  REVOLVING LOANS

     (a) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to Borrower from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Loan Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender's Ratable Portion of the Available Credit. Borrower may from time to time borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein. The Revolving Loans of each Lender shall be evidenced by a Note.

     (b) If at any time the Available Credit is negative, Borrower, without demand or notice, shall immediately repay that portion of the Revolving Loans necessary to cause the Available Credit to be zero. Borrower shall repay the outstanding principal balance of the Revolving Loans, together with all accrued and unpaid interest and related fees on the Maturity Date.

     (c) Borrower may request a Revolving Loan not more frequently than three times each month. Borrower shall request each advance of a Revolving Loan by giving Administrative Lender irrevocable written notice or telephonic notice (confirmed promptly by fax or email), in the form of Exhibit D attached hereto
                                                     ---------
(each, a "Notice of Borrowing"), which specifies, among other things:

          (i) the aggregate principal amount of the requested advances (which amount must be a minimum of $500,000 and in integral multiples of $100,000 if a LIBOR Loan);

          (ii) the proposed date of borrowing, which shall be a Business Day;

          (iii) whether such advance is to be a Prime Rate Loan or a LIBOR Loan; and

          (iv) if such advance is to be a LIBOR Loan, the length of the Fixed Rate Term applicable thereto.

Each such Notice of Borrowing must be received by Administrative Lender not later than 9:00 AM (Portland time) (x) on the date of borrowing if a Prime Rate Loan or (y) at least three Business Days prior to the date of borrowing if a LIBOR Loan. Administrative Lender shall promptly notify each Lender of the contents of each Notice of Borrowing and of the amount of the advance to be made by such Lender no later than 10:00 AM (Portland time) on the Business Day of receipt for Prime Rate Loans and 1:00 PM (Portland time) the Business Day after receipt with respect to LIBOR Loans.

     (d) From time to time, but not more frequently than three times each month, before 9:00 AM (Portland time) on any Business Day, Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan(s); provided that if the Loans being prepaid are LIBOR Loans, (i) Borrower gives Administrative Lender notice of such prepayment before 2:00 PM (Portland time) on the third Business Day before the date of prepayment (which notice shall be irrevocable), (ii) each voluntary partial prepayment must be in a minimum of $500,000 and in integral multiples of $100,000; and (iii) any prepayment shall be subject to the provisions of Section 2.10 hereof.

     2.2  TERM LOAN

     (a) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make a term loan (each a "Term Loan") in a single advance on the Closing Date to Borrower in the amount of such Lender's Term Loan Commitment. The Term Loan of each Lender shall be evidenced by a Note.

     (b) On the Maturity Date, Borrower shall repay the unpaid principal amount of each Term Loan, and prior thereto:

          (i) Borrower shall, on the last day of each fiscal quarter, beginning with the fiscal quarter ending in June, 2002, prepay the outstanding principal balance of the Term Loans by making a payment in the aggregate amount of $1,875,000;

          (ii) Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Term Loans; provided, however, that (A) no such prepayment of any LIBOR Loan may be made on any day other than the last day of the Fixed Rate Term for such Loan; (B) all such voluntary prepayments shall require at least three but no more than five Business Days prior written notice to Administrative Lender; and (C) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000;

          (iii) Borrower shall, within six months of receipt of any proceeds from the sale of assets of Borrower or any Subsidiary that is not a Foreign Subsidiary (other than the sale of inventory in the ordinary course), prepay the outstanding principal amount of the Terms Loans by an amount equal to such proceeds less the portion thereof reinvested during such three month period in assets of like kind to the assets sold, provided that the first $1,000,000 of such proceeds received by Borrower and Subsidiaries in a fiscal year of Borrower shall not be subject to this provision;

          (iv) Borrower shall, within twelve months of receipt by Borrower or any Subsidiary that is not a Foreign Subsidiary of any insurance or condemnation proceeds with respect to any Collateral, prepay the outstanding principal amount of the Term Loans by an amount equal to such proceeds less the portion thereof utilized in the repair or replacement of the affected Collateral;

          (v) Borrower shall, upon receipt of net cash proceeds of any issuance of Stock or Stock Equivalent by Borrower or any Subsidiary (other than (A) proceeds from the exercise of options granted to directors or employees or the exercise of rights granted to employees under Borrower's employee stock ownership plan, or (B) proceeds not exceeding $10,000,000 from Stock or Stock Equivalents issued within six months of the Closing Date), prepay the outstanding principal amount of the Term Loans by an amount equal to 90% of such proceeds; and

          (vi) Borrower shall, within 100 days after the end of each fiscal year, prepay the outstanding principal amount of the Term Loans by an amount equal to the greater of (A) 50% of Modified Excess Cash Flow for such fiscal year or (B) 25% of Excess Cash Flow for such fiscal year.

Each prepayment of principal of the Term Loans made pursuant to any of clauses
(ii) through (vi) shall be applied in the inverse order of the scheduled repayments of Term Loans set forth in clause (i) and shall be applied ratably among the Term Loans. Each prepayment of Term Loans shall be without premium or penalty, except for any funding loss indemnification required by Section 2.10. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

     2.3  INTEREST/FEES

     (a) Interest. The outstanding principal balance of each Loan shall bear
         --------
interest at the Applicable Rate. The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be a fluctuating rate per annum equal to the Applicable Rate plus 200 basis points. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the rate set forth in the preceding sentence.

     (b) Closing Fee. On the Closing Date, Borrower shall pay to Administrative
         -----------
Lender, for the ratable benefit of Lenders, a closing fee of $400,000.

     (c) Administration Fee. On the Closing Date and on each anniversary of the
         ------------------
Closing Date, Borrower shall pay to Administrative Lender an administration fee equal to the result of multiplying $5000 by the number of Lenders.

     (d) Computation and Payment. All interest and per annum fees shall be
         -----------------------
computed on the basis of a 360-day year, actual days elapsed. Interest on Prime Rate Loans shall be payable monthly, in arrears, on the first day of each month and on the Maturity Date. Interest on LIBOR Loans shall be paid on the last day of each Fixed Rate Term, at the end of the third month with respect to each Fixed Rate Term of six months and on the Maturity Date.

     2.4  INTEREST OPTIONS

     (a) Election. Subject to the requirement that each LIBOR Loan be in a
         --------
minimum amount of $500,000 and in integral multiples of $100,000 and the limitation in Section 2.4(b) regarding the number of LIBOR Borrowings outstanding at any time, (i) except as otherwise provided herein, at any time when a Default is not continuing Borrower may convert all or any portion of a Prime Rate Loan to a LIBOR Loan for a Fixed Rate Term designated by Borrower, and (ii) at any time Borrower may convert all or a portion of a LIBOR Loan at the end of the Fixed Rate Term applicable thereto to a Prime Rate Loan or, if no Default is continuing, to a LIBOR Loan for a new Fixed Rate Term designated by Borrower. If Borrower has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, Borrower shall be deemed to have elected to convert such LIBOR Loan to a Prime Rate Loan.

     (b) Maximum Number of LIBOR Borrowings. At no time shall there be more than
         ----------------------------------
six LIBOR Borrowings outstanding at any time.

     (c) Notice to Administrative Lender. Borrower shall request each interest
         -------------------------------
rate conversion or continuation by giving Administrative Lender irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit E attached hereto (a
   ---------

"Notice of Conversion or Continuation"), that specifies, among other things: (i) the Loan to which such Notice of Conversion or Continuation applies; (ii) the principal amount that is the subject of such conversion or continuation; (iii) the proposed date of such conversion or continuation, which shall be a Business Day; and (iv) if such Notice pertains to a LIBOR Loan, the length of the applicable Fixed Rate Term. Any such Notice of Conversion or Continuation must be received by Administrative Lender not later than 9:00 AM (Portland time) (i) at least one Business Day prior to the effective date of any Prime Rate interest selection, and (ii) at least three Business Days prior to the effective date of any LIBOR interest selection. Administrative Lender shall promptly notify each Lender of the contents of each such Notice of Conversion or Continuation, or if timely notice is not received from Borrower prior to the last day of any Fixed Rate Term, of the automatic conversion of such LIBOR Loan to a Prime Rate Loan.

     2.5  OTHER PAYMENT TERMS

     (a) Automatic Debit. Administrative Lender may, and Borrower hereby
         ---------------
authorizes Administrative Lender to, debit any deposit account of Borrower with Administrative Lender for all payments of principal, interest, fees and other amounts due under the Loan Documents as they become due, provided that Administrative Lender shall first debit Borrower's account no. 1536000018813 with Administrative Lender, before debiting any other account.

     (b) Place and Manner. Borrower shall make all payments due to each Lender
         ----------------
under the Loan Documents by payment to Administrative Lender at Administrative Lender's Office, for the account of such Lender, in lawful money of the United States and in same day or immediately available funds not later than 11:00 AM (Portland time) on the date due. Administrative Lender shall promptly disburse to each Lender at such Lender's Applicable Lending Office each such payment received by Administrative Lender for such Lender no later than 2:00 PM (Portland time) on the Business Day received if received before 11:00 AM (Portland time), or if received later, by 2:00 PM (Portland time) on the next Business Day.

     (c) Date. Whenever any payment due hereunder shall fall due on a day other
         ----
than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

     (d) Application of Payments. All payments under the Loan Documents
         -----------------------
(including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under the Loan Documents, second to accrued interest then due and payable under the Loan Documents, third, in the absence of a Default, to reduce the principal amount of the outstanding Loans in the manner directed by Borrower and otherwise to reduce the principal amount of the outstanding Loans in the manner determined by Administrative Lender.

     (e) Failure to Pay Administrative Lender. Unless Administrative Lender
         ------------------------------------
shall have received notice from Borrower at least one Business Day prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full,

Administrative Lender may assume that Borrower has made such payment in full to Administrative Lender on such date and Administrative Lender may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have made such payment in full to Administrative Lender, such Lender shall repay to Administrative Lender on demand the amount distributed to such Lender together with interest thereon at the Federal Funds Rate for each day from the date distributed until the date repaid. A certificate of Administrative Lender submitted to any Lender with respect to any amounts owing by such Lender under this Section shall be presumptive evidence of such amounts.

     2.6  FUNDING

     (a) Lender Funding and Disbursement. Each Lender shall, by 11:00 AM
         -------------------------------
(Portland time) on the date of each borrowing under Section 2.1 or Section 2.2, make available to Administrative Lender at Administrative Lender's Office, in same day or immediately available funds, such Lender's Ratable Portion thereof. After Administrative Lender's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI hereof, Administrative Lender will promptly disburse such funds in same day or immediately available funds to Borrower. Unless otherwise directed by Borrower in writing, Administrative Lender shall disburse the proceeds of each borrowing to Borrower by deposit to any demand deposit account maintained by Borrower with Administrative Lender designated by Borrower in a notice to Administrative Lender.

     (b) Lender Failure to Fund. Unless Administrative Lender receives notice
         ----------------------
from a Lender on or before the date of any borrowing hereunder that such Lender will not make available to Administrative Lender such Lender's Ratable Portion thereof, Administrative Lender may assume that such Lender has made such portion available to Administrative Lender on the date of such borrowing in accordance with Section 2.6(a) hereof, and Administrative Lender may, in reliance upon such assumption, make available to Borrower (or otherwise disburse) on such date a corresponding amount. If any Lender does not make the amount of its Ratable Portion of any borrowing available to Administrative Lender on the date of such borrowing, such Lender shall pay to Administrative Lender, on demand, interest which shall accrue on such amount until made available to Administrative Lender at a rate equal to the daily Federal Funds Rate. A certificate of Administrative Lender submitted to any Lender with respect to any amounts owing under this Section shall be presumptive evidence of such amounts. If any Lender's Ratable Portion of any borrowing is not in fact made available to Administrative Lender by such Lender within three Business Days after the date of such borrowing, Borrower shall pay to Administrative Lender, on demand, an amount equal to such Ratable Portion together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is repaid to Administrative Lender, at the rate of interest specified in Section 2.3(a).

     (c) Lenders' Obligations Several. The obligation of each Lender hereunder
         ----------------------------
is several. The failure of any Lender to make available its Ratable Portion of any borrowing shall not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender shall be responsible for the failure of any other Lender to make available the Ratable Portion to be funded by such other Lender.

     2.7  PRO RATA TREATMENT

     (a) Borrowings. Each Loan shall be made or shared among Lenders ratably.
         ----------

     (b) Sharing of Payments, Etc. Except as otherwise provided herein, each
         ------------------------
payment of principal, interest or fees shall be made or shared among Lenders ratably. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of a Loan in excess of its Ratable Portion of payments on the Loans obtained by all Lenders, such Lender ("Purchasing Lender") shall forthwith purchase from the other Lenders sufficient participations to cause the Purchasing Lender's interest in the Loans to be in the same proportionate relationship with all Loans as before such payment was received; provided, however, that if all or any portion of such excess payment is thereafter recovered from the Purchasing Lender, the purchased participation shall be rescinded and each other Lender shall repay to the Purchasing Lender (i) the purchase price to the extent of such recovery together with (ii) an amount equal to such other Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to (B) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Purchasing Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if the Purchasing Lender were the direct creditor of Borrower in the amount of such participation.

     2.8  CHANGE OF CIRCUMSTANCES

     (a) Inability to Determine Rate. If Administrative Lender at any time
         ---------------------------
determines that adequate and reasonable means do not exist for ascertaining LIBOR, or the Required Lenders determine at any time that LIBOR does not accurately reflect the cost to Lenders of making or maintaining LIBOR interest rates hereunder, then Administrative Lender shall give telephonic notice (promptly confirmed in writing) to Borrower and each Lender of such determination. If such notice is given and so long as such circumstance continues, no LIBOR interest option may be selected by Borrower and each LIBOR Loan, upon the end of the Fixed Rate Term applicable thereto, shall become a Prime Rate Loan.

     (b) Illegality: Termination of Commitment. Notwithstanding any other
         -------------------------------------
provisions herein, if any Change of Law shall make it unlawful for any Lender
(i) to make a LIBOR interest rate available, or (ii) to maintain LIBOR interest rates hereunder, then, in the former event, any obligation of such Lender to make available such unlawful LIBOR interest rate shall be suspended until such time as it is once again lawful to make such rate available, and in the latter event, any such unlawful LIBOR interest rate then outstanding shall be converted so that interest is determined in relation to the Prime Rate pursuant to the terms of this Agreement; provided, however, if any such Change in Law shall permit a LIBOR interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR interest rate shall continue as such until the end of such Fixed Rate Term. If as a result of this Section a LIBOR interest rate is converted to a lower interest rate, Borrower shall pay to each Lender immediately upon demand such amount or amounts as may be necessary to compensate such Lender for any loss in connection therewith.

     (c) Charges: Illegality. Upon the occurrence of any event described in
         -------------------
Section 2.8(b) hereof, Borrower shall pay to each Lender, on demand, such amount or amounts as may be necessary to compensate such Lender for any fines, fees, charges, penalties or other amounts payable by such Lender as a result thereof and that are attributable to LIBOR interest rates made available to Borrower hereunder. In determining which amounts payable by any Lender and/or losses incurred by any Lender are attributable to LIBOR interest rates made available to Borrower hereunder, any reasonable allocation made by any Lender among its operations shall, in the absence of manifest error, be conclusive and binding upon Borrower, provided Lender certifies to Borrower that Lender is treating substantially all similarly situated borrowers similarly.

     (d) Increased LIBOR Loan Costs, etc. Borrower shall reimburse each Lender
         -------------------------------
for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBOR Loans which results from any Change of Law announced after the Closing Date. Such Lender shall promptly notify Administrative Lender and Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor, that substantially all similarly situated borrowers are being treated similarly and the calculation of the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by Borrower directly to such Lender within five days of Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrower.

     (e) Capital Requirements. If any Lender determines that any Change of Law
         --------------------
regarding capital adequacy that is announced after the Closing Date has or shall have the effect of reducing the rate of return on the capital of such Lender (or any entity controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such entity would have achieved but for such Change of Law (taking into consideration such Lender's or such entity's policies with respect to capital adequacy), by an amount deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender (with a copy to Administrative Lender) to Borrower, Borrower shall pay to such Lender or such entity such additional amounts as shall compensate such Lender or such entity for such reduction. Any request by a Lender under this Section shall set forth in reasonable detail the basis of the calculation of such additional amounts, shall state that substantially all similarly situated borrowers are being treated similarly and shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

     2.9  TAXES ON PAYMENTS

     (a) Payments Free of Taxes. All payments made by Borrower under the Loan
         ----------------------
Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except taxes based on overall net income imposed on Administrative Lender or any Lender) (with all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter referred to herein as "Taxes"). Except to the extent that withholding results from a failure of a Lender to comply with Section 2.9(b), if any Taxes are required to be withheld from any amounts payable to Administrative Lender or any Lender under the Loan Documents, the amounts so payable to Administrative Lender or such Lender shall be increased to the extent necessary to yield to Administrative Lender or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Administrative Lender for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or Borrower fails to remit to Administrative Lender the required receipts or other required documentary evidence, Borrower shall indemnify Administrative Lender and Lenders for any incremental taxes, interest or penalties that may become payable by Administrative Lender or any Lender as a result of any such failure. This Section shall survive the payment in full and performance of all of Borrower's other Obligations.

     (b) Withholding Exemption Certificates. Each Lender agrees that it will
         ----------------------------------
deliver to Borrower and Administrative Lender, upon the reasonable request of Borrower or Administrative Lender, either (i) a statement that it is incorporated under the laws of the United States of America or a state thereof, or (ii) if it is not so incorporated, two duly completed copies of the applicable United States Internal Revenue Service form(s) certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

     2.10 FUNDING LOSS INDEMNIFICATION

     Borrower will indemnify Lenders upon demand against any loss or expense which Lenders may sustain or incur as a consequence of (a) any payment of any portion of the principal of a LIBOR Loan before the last day of the Fixed Rate Term applicable thereto (whether through voluntary prepayment, acceleration or otherwise), or (b) any failure to borrow the full amount of a requested LIBOR Loan set forth in any Notice of Borrowing or to convert or continue at the LIBOR interest option any portion of a Loan in accordance with a Notice of Conversion or Continuation (in either event, whether as a result of the failure to satisfy any applicable conditions or otherwise). The determination by Administrative Lender of the amount payable under this Section shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes, provided Administrative Lender certifies to Borrower that in making such determination it is treating Borrower in substantially the same manner as it treats all similarly situated borrowers. In determining such amount, Administrative Lender may use any reasonable averaging and attribution methods and each Lender shall be deemed to have actually funded and maintained all LIBOR Loans during the applicable Fixed Rate Term through the purchase of deposits having a term corresponding to such Fixed Rate Term and bearing interest at a rate equal to LIBOR for such Fixed Rate Term. This Section shall survive the payment in full and performance of all of Borrower's other Obligations.

     2.11 TERMINATION OF EXISTING LINES OF CREDIT

     Borrower has two existing $10,000,000 unsecured lines of credit, one with Wells Fargo Bank, National Association under a Credit Agreement dated November 22, 2001 and one with U.S. Bank National Association under a Revolving Credit Agreement dated December 17, 2001. Both lines of credit are hereby terminated as of the Closing Date and neither Lender shall have any further obligation to extend credit under said agreements.

ARTICLE III. ADMINISTRATION

     3.1  STATEMENTS

     From time to time, Administrative Lender may render to Borrower a statement setting forth the balance in the loan account(s) maintained by Administrative Lender for Borrower pursuant to this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Administrative Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Administrative Lender receives notice from Borrower of any specific exceptions thereto within thirty days after the date such statement has been mailed by Administrative Lender. Until such time as Administrative Lender shall have rendered to Borrower a written statement as provided above, the balance in the loan account(s) shall be presumptive evidence of the amounts due and owing to Lenders by Borrower.

     3.2  PAYMENTS

     All amounts due under any of the Loan Documents shall be payable to such account as Administrative Lender may designate from time to time. Borrower shall make all payments due hereunder free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Lender. Borrower hereby indemnifies and holds Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section shall remain effective notwithstanding any contrary action which may be taken by any Lender in reliance upon such payment or proceeds. This Section shall survive the payment in full and performance of all of Borrower's other Obligations.

ARTICLE IV. SECURITY

     4.1  GRANT OF SECURITY INTEREST

     Borrower hereby grants to Administrative Lender, for the benefit of and on behalf of Lenders, a security interest in all of the Collateral as security for the full and prompt indefeasible payment in cash and performance of the Obligations.

     4.2  PERFECTION; DUTY OF CARE

     (a) Until all the Obligations have been indefeasibly satisfied and paid in cash and the Commitments terminated, Borrower shall perform all steps requested by Administrative Lender to perfect, maintain and protect Administrative Lender's security interest in the Collateral, including, without limitation, delivering all Collateral in which Administrative Lender's security interest may be perfected by possession together with such indorsements as Administrative Lender may request. Borrower hereby authorizes Administrative Lender to file such financing statements as Administrative Lender deems appropriate to perfect the security interest granted in the Collateral.

     (b) Administrative Lender shall have the right at all times, and from time to time, to contact Borrower's account debtors to verify Rights to Payment, but in the absence of a Default shall not exercise this right without first notifying Borrower of its intention to do so.

     (c) Borrower shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof; provided, however, Borrower shall not be required to pay any tax if the validity and/or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which appropriate reserves have been established and so long as levy and execution have been and continue to be stayed. If Borrower fails to pay or so contest and reserve for such taxes, assessments and governmental charges, Administrative Lender may (but shall not be required to) pay the same and add the amount of such payment to the principal of the Revolving Loans.

     (d) In order to protect or perfect the security interest granted under the Loan Documents, Administrative Lender may discharge any Lien that is not a Permitted Lien or bond the same, pay for any insurance that Borrower fails to maintain as required by this Agreement, maintain guards, pay any service bureau, or obtain any record and add the same to the principal of the Revolving Loans.

     (e) Administrative Lender shall have no duty of care with respect to the Collateral, except to exercise reasonable care with respect to the Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is either (i) accorded treatment substantially equal to that which it accords its own property or (ii) accorded such treatment as Borrower requests in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care. Administrative Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in its custody.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Administrative Lender and Lenders, subject to the exceptions set forth in the Disclosure Letter, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the performance and indefeasible payment in full, in cash, of all Obligations:

     5.1  LEGAL STATUS; SUBSIDIARIES

     Borrower and each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all Permits and other approvals to enter into and perform the Obligations and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to have so qualified or have such power and authority could not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in Section 5.1 of the Disclosure Letter, Borrower has no Subsidiaries other than those which it is permitted to acquire in accordance with Section 8.4 and does not otherwise own or hold, directly or indirectly, any Stock or Stock Equivalents.

     5.2  DUE AUTHORIZATION; NO VIOLATION

     The execution, delivery and performance by Borrower of the Loan Documents executed or to be executed by it are within Borrower's powers, have been duly authorized by all necessary action, and do not (a) contravene Borrower's articles of incorporation or by-laws; (b) contravene any contractual restriction or Governmental Rule binding on or affecting Borrower; or (c) result in, or require the creation or imposition of, any Lien on Borrower's or Subsidiary's property, except Liens for the benefit of Lenders.

     5.3  GOVERNMENT APPROVAL, REGULATION

     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by Borrower of the Loan Documents to which it is a party. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation U or X of the Board of Governors of the Federal Reserve System.

     5.4  VALIDITY; ENFORCEABILITY

     The Loan Documents executed by Borrower constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

     5.5  CORRECTNESS OF FINANCIAL STATEMENTS

     The consolidated financial statements of Borrower and each Subsidiary dated as of September 28, 2001 heretofore delivered by Borrower to Administrative Lender (a) present fairly in all material respects the financial condition and results of operations of Borrower and the Subsidiaries (b) disclose all liabilities of Borrower and the Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent and (c) have been prepared in accordance with GAAP consistently applied. Except as disclosed to Administrative Lender pursuant to Section 7.3, since the date of such financial statements there has been no change or changes that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     5.6  TAXES

     Borrower and each Subsidiary has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith. Borrower has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

     5.7  LITIGATION, LABOR CONTROVERSIES

     There is no pending or, to the knowledge of Borrower, threatened litigation, action, proceeding, or labor controversy affecting Borrower or Subsidiary, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, neither Borrower nor any Subsidiary is a party to, or has any obligations under, any collective bargaining agreement.

     5.8  TITLE TO PROPERTY, LIENS

     Borrower and each Subsidiary has good, indefeasible and merchantable title to and ownership of the Collateral and its Excluded Assets, free and clear of all Liens, except Permitted Liens.

     5.9  ERISA COMPLIANCE

     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Government Rules. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best of Borrower's knowledge, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur. No Pension Plan has any Unfunded Pension Liability. Neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA). Neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.10 OTHER OBLIGATIONS

     Neither Borrower nor any Subsidiary is in default with respect to (i) any of its Contractual Obligations default of which could reasonably be expected to result in a Material Adverse Effect or (ii) any Debt in excess of $2,000,000.

     5.11 ENVIRONMENTAL MATTERS

     Borrower and each Subsidiary is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that could reasonably be expected to result in a Material Adverse Effect. There have been no Releases by Borrower or Subsidiary that could result in a Material Adverse Effect.

     5.12 NO BURDENSOME RESTRICTIONS; NO DEFAULTS

     (a) Neither Borrower nor any Subsidiary is a party to any Contractual Obligation the compliance with which could reasonably be expected to have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than Permitted Liens) on its property or assets.

     (b) No facts or circumstances exist which would constitute a breach of any obligation, representation or warranty of Borrower hereunder if this Agreement were in effect immediately prior to Borrower's execution hereof.

     (c) There is no Governmental Rule the compliance with which by Borrower or Subsidiary could reasonably be expected to have a Material Adverse Effect.

     5.13 NO OTHER VENTURES

     Neither Borrower nor any Subsidiary is engaged in any joint purchasing arrangement, joint venture, partnership or other joint enterprise with any other Person.

     5.14 INSURANCE

     All current policies of insurance of any kind or nature owned by or issued to Borrower and the Subsidiaries, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of its size and character. Neither Borrower nor any Subsidiary has any reason to believe that it will be unable to comply with Section 7.5.

     5.15 FORCE MAJEURE

     Neither Borrower's nor any Subsidiary's business or properties is currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     5.16 INTELLECTUAL PROPERTY

     Borrower and each Subsidiary owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights and General Intangibles that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names, which infringement or conflict could reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or Subsidiary infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict could reasonably be expected to have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which could reasonably be expected to have a Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to its knowledge, proposed, other than those the consequences of which in the aggregate could not have a Material Adverse Effect.

     5.17 CERTAIN INDEBTEDNESS

     The Disclosure Letter identifies as of the Closing Date all Indebtedness of Borrower and the Subsidiaries which is either (a) Debt or (b) which is material to the condition (financial or otherwise), business, performance, operations or properties of Borrower and which was incurred outside of the ordinary course of the business.

     5.18 SOLVENCY

     Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Lenders. Borrower is not insolvent as defined in any applicable state or federal statute, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Loan Documents. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature. Borrower has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     5.19 CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS

     Borrower's chief executive office and principal place of business is set forth in Section 5.19 of the Disclosure Letter. Borrower's books and records are located at its chief executive office, and the only other offices and/or locations where it keeps the Collateral (except for inventory which is in transit) or conducts any of its business are set forth in Section 5.19 of the Disclosure Letter.

     5.20 FISCAL PERIODS

     Borrower's fiscal year ends on the last Friday of each September and each of its fiscal quarters consists of thirteen weeks.

     5.21 COMPLIANCE WITH LAW

     Borrower and each Subsidiary is in compliance with all Governmental Rules and law, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.22 NO SUBORDINATION

     There is no agreement, indenture, contract or instrument to which Borrower or Subsidiary is a party or by which it may be bound that requires the subordination in right of payment of any of the Obligations to any other obligation of it.

     5.23 TRUTH, ACCURACY OF INFORMATION

     All factual information furnished by Borrower and each Subsidiary to Administrative Lender or any Lender in connection with the Loan Documents is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading. Administrative Lender and Lenders recognize that projections and forecasts provided by Borrower are not to be viewed as facts, that actual results during the period covered by any such projections and forecasts may differ from the projected or forecasted results, and the fact that actual results differ from projections shall not, by itself, constitute a Default.

ARTICLE VI. CONDITIONS

     6.1  CONDITIONS OF INITIAL EXTENSION OF CREDIT

     The obligation of Lenders to extend any credit contemplated by this Agreement is subject to the fulfillment to Administrative Lender's satisfaction of all of the following conditions:

     (a) Documentation. Administrative Lender shall have received, in form and
         -------------
substance satisfactory to it, each of the following duly executed:

          (i) this Agreement, the Notes and the Pledge Agreement;

          (ii) from Borrower, a certificate of its secretary or assistant secretary dated as of the Closing Date as to: (A) resolutions of its board of directors then in full force and effect authorizing the execution, delivery and performance of each of the Loan Documents to be executed by it; (B) its by-laws, a copy of which is attached; and (C) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to be executed by it;

          (iii) with respect to Borrower: (A) from the Oregon Secretary of State a certificate of existence and a certified copy of its articles of incorporation; and (B) a certificate of good standing as a foreign corporation from the Wisconsin Secretary of State and for each other jurisdiction, if any, described in
     Section 5.1;

          (iv) the opinion of Ater Wynne LLP, counsel to Borrower; and

          (v) such other documents as Administrative Lender and each Lender may require.

     (b) Financial Condition. There is no event or circumstance that can
         -------------------
reasonably be expected to have a Material Adverse Effect.

     (c) Fees and Expenses. Borrower shall have paid all fees and invoiced costs
         -----------------
and expenses then due pursuant to the terms of this Agreement.

     (d) Insurance. Borrower shall have delivered to Administrative Lender
         ---------
evidence of the insurance coverage, including loss payable endorsements, required pursuant to Section 7.5.

     6.2  CONDITIONS OF EACH EXTENSION OF CREDIT

     The obligation of each Lender to make any credit available under the Loan Documents (including any Loan being made by such Lender on the Closing Date) shall be subject to the further conditions precedent that:

     (a) the following statements shall be true on the date such credit is advanced, both before and after giving effect thereto and to the application of the proceeds therefrom, and the acceptance by Borrower of the proceeds of such credit shall constitute a representation and warranty by Borrower that on the date such credit is advanced such statements are true:

          (i) the representations and warranties of Borrower contained in the Loan Documents are correct in all material respects on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects on and as of such date; and

          (ii) no Default is continuing or would result from the credit being advanced;

     (b) advancing such credit on such date does not violate any Governmental Rule and is not enjoined, temporarily, preliminarily or permanently;

     (c) Administrative Lender shall have received such additional documents, information and materials as any Lender, through Administrative Lender, may reasonably request; and

     (d) no event or circumstance exists that could reasonably be expected to have a Material Adverse Effect.

ARTICLE VII. AFFIRMATIVE COVENANTS

     Borrower covenants that until performance and indefeasible payment in full, in cash, of all Obligations and termination of the Commitments, Borrower shall:

     7.1  PAYMENTS

     Pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     7.2  ACCOUNTING RECORDS

     Keep, and cause each Subsidiary to keep, accurate books and records of its financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

     7.3  INFORMATION AND REPORTS

     Provide to Administrative Lender all of the following, in form and detail reasonably satisfactory to Administrative Lender and with sufficient copies for distribution to all Lenders:

          (i) as soon as available but not later than 90 days after and as of the end of each fiscal year of Borrower, a copy of the annual unqualified audit report for such fiscal year for Borrower and the Subsidiaries, including therein the consolidated balance sheet of Borrower and the Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower and the Subsidiaries for such fiscal year, in each case certified in a manner acceptable to Administrative Lender by independent public accountants acceptable to Administrative Lender, together with a report from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, of which they are aware being taken to cure it;

          (ii) as soon as available but not later than 45 days after and as of the end of each quarter, consolidated and consolidating balance sheets of Borrower and the Subsidiaries as of the end of such quarter and consolidated and consolidating statements of earnings and cash flow of Borrower and the Subsidiaries for such quarter and for year-to-date, together with a comparison of Borrower's financial condition for such quarter and year-to-date with the corresponding quarter and year-to-date in Borrower's immediately preceding fiscal year;

          (iii) contemporaneously with the delivery of each financial statement required hereby, a certificate of a Responsible Officer substantially in the form of Exhibit F attached hereto (A) certifying that such financial
                 ---------
     statements fairly present in accordance with GAAP such balance sheet as of the end of such quarter/year and income and cash flow for such quarter/year and year-to-date (subject to normal year-end adjustments and the absence of footnotes in the case of quarterly financial statements), (B) stating that no Default existed at any time during the period covered by such statement, except for those events or conditions, if any, described in such certificate in reasonable detail together with a statement of any action taken or proposed to be taken with respect thereto, and (C) setting forth the calculations required to establish compliance by Borrower with the covenants set forth in Article IX;

          (iv) not later than the end of each of Borrower's fiscal years beginning with the fiscal year ending in 2002, or sooner if available, Borrower shall furnish to Administrative Lender detailed projections setting forth Borrower's projected consolidated income and cash flow for Borrower's next fiscal year and for each of Borrower's fiscal years through the Maturity Date and Borrower's projected consolidated balance sheet as of the end of each such fiscal year, together with a certificate of Borrower's principal financial officer setting forth the assumptions on which such projections are based;

          (v) promptly after the sending or filing thereof, copies of all communications which Borrower sends generally to any class of its securityholders, and all reports and registration statements which Borrower or Subsidiary files with the Securities and Exchange Commission or any national securities exchange; and

          (vi) from time to time such other information as Administrative Lender may reasonably request.

     7.4  COMPLIANCE

     Comply in all material respects, and cause each Subsidiary to comply in all material respects, with all Governmental Rules, Contractual Obligations, commitments, instruments, licenses, Permits and franchises, other than such noncompliance the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     7.5  INSURANCE

     (a) Maintain, and cause each Subsidiary to maintain, insurance with insurance companies reasonably acceptable to Administrative Lender with respect to its properties and business (including business interruption and extra expense endorsements) against such casualties and contingencies and of such types, with such deductibles and in such amounts as is customary in the case of similar businesses. With respect to the insurance maintained by Borrower: (i) such insurance shall contain a lender's loss payable endorsement acceptable to

Administrative Lender and shall name Administrative Lender as an additional insured; (ii) the policies or a certificate thereof signed by the insurer shall be delivered to Administrative Lender within ten Business Days after the issuance or renewal of the policies to Borrower; (iii) each such policy shall provide that such policy may not be amended (except to increase coverage) or canceled without thirty days prior notice to Administrative Lender; and (iv) at least five days before the expiration of a policy, Borrower shall deliver to Administrative Lender a binder (or other evidence reasonably acceptable to Administrative Lender) indicating that such policy has been renewed or that a substitute for such policy will be issued effective upon the expiration of such policy. If Borrower fails to comply with the foregoing, Administrative Lender may (but shall not be required to) procure such insurance and add the cost thereof to the Revolving Loans.

     (b) Maintain, and cause each Subsidiary to maintain, in full force and effect such liability and other insurance with respect to its activities as is customary in the case of similar businesses or as may be reasonably required by Administrative Lender. Such liability insurance maintained by Borrower shall name Administrative Lender as an additional insured with respect to the activities of Borrower and shall be provided by insurer(s) reasonably acceptable to Administrative Lender.

     (c) Any provision herein to the contrary notwithstanding, Borrower and Subsidiaries shall not be required to carry terrorism insurance coverage.

     (d) The following is inserted pursuant to ORS 746.201:

                                     WARNING

          Unless Borrower provides Administrative Lender with evidence of the insurance coverage as required by this Agreement, Administrative Lender may purchase insurance at Borrower's expense to protect Administrative Lender's interest. This insurance may, but need not, also protect Borrower's interest. If the collateral becomes damaged, the coverage Administrative Lender purchases may not pay any claim Borrower make or any claim made against Borrower. Borrower may later cancel this coverage by providing evidence that Borrower has obtained property coverage elsewhere.

          Borrower is responsible for the cost of any insurance purchased by Administrative Lender. The cost of this insurance may be added to Borrower's contract or loan balance. If the cost is added to Borrower's contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date Borrower's prior coverage lapsed or the date Borrower failed to provide proof of coverage.

          The coverage Administrative Lender purchases may be considerably more expensive than insurance Borrower can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

     7.6  FACILITIES

     Keep, and cause each Subsidiary to keep, all properties useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     7.7  TAXES AND OTHER LIABILITIES

     Pay and discharge, and cause each Subsidiary to pay and discharge, before delinquent any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and for which Borrower has made provision for adequate reserves in accordance with GAAP, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     7.8  LITIGATION

     Promptly give notice in writing to Administrative Lender of any litigation pending or threatened in writing against Borrower or Subsidiary with a claim in excess of $1,000,000 in the aggregate for Borrower and all Subsidiaries.

     7.9  NOTICE TO ADMINISTRATIVE LENDER

     Promptly (but in no event more than two Business Days after a Responsible Officer has knowledge of the occurrence of each such event or matter) cause Borrower to give notice to Administrative Lender in reasonable detail of: (i) the occurrence of any Default; (ii) any termination or cancellation of any insurance policy which Borrower or Subsidiary is required to maintain, unless such policy is replaced without any break in coverage with an equivalent or better policy; (iii) any uninsured or partially uninsured loss or losses through liability or property damage, or through fire, theft or any other cause affecting the property of Borrower or Subsidiary in excess of an aggregate of $1,000,000 during any twelve month period; (iv) any change in the articles/certificate of incorporation of Borrower or Subsidiary; (v) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 5.7 or the commencement of any labor controversy, litigation, action, proceeding of the type described in
Section 5.7 together with copies of all documentation relating thereto; (vi) any ERISA Event; or (vii) the occurrence of any event that could have a Material Adverse Effect.

     7.10 CONDUCT OF BUSINESS

     Except as otherwise permitted by this Agreement, (a) conduct, and cause each Subsidiary to conduct, its business in the ordinary course and (b) use, and cause each Subsidiary to use, its reasonable efforts in the ordinary course and consistent with past practice to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others with whom it has business relations and (ii) keep available the services and goodwill of its present employees.

     7.11 PRESERVATION OF CORPORATE EXISTENCE, ETC.

     Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses, Permits, governmental approvals, rights, privileges, franchises, Excluded Assets and General Intangibles necessary for the conduct of its business, and its corporate existence and rights (charter and statutory).

     7.12 ACCESS

     (a) At such reasonable times as determined by Administrative Lender and upon at least five Business Days prior notice from Administrative Lender (unless a Default shall have occurred and be continuing, in which case no prior notice is necessary), permit Lender and/or any of Lender's agents or representatives, to (i) examine and make copies of and abstracts from Borrower's and each Subsidiary's records and books of account, (ii) discuss Borrower's and each Subsidiary's affairs, finances and accounts with any of its officers or directors who may then be reasonably available, (iii) communicate directly with Borrower's and each Subsidiary's independent certified public accountants and
(iv) examine and inspect Borrower's and each Subsidiary's assets. Borrower and each Subsidiary shall authorize its independent certified public accountants to disclose to Administrative Lender and Lenders any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, work papers or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Borrower and each Subsidiary.

     (b) Borrower shall execute and deliver at the request of Administrative Lender such instruments as may be necessary for Administrative Lender or any Lender to obtain such information concerning the business of Borrower and each Subsidiary as Administrative Lender or any Lender may reasonably require from accountants, service bureaus or others having custody of or maintaining records or assets of Borrower or Subsidiary, provided that the foregoing shall not (and is not intended to) require Borrower or Subsidiary to take any action that would constitute a waiver of Borrower's or Subsidiary's attorney/client privilege.

     7.13 PERFORMANCE AND COMPLIANCE WITH CONTRACTUAL OBLIGATIONS

     Perform and observe, and cause each Subsidiary to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations, and do all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, other than such failures the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 7.13 shall limit or prevent Borrower from contesting any of its Contractual Obligations in good faith and by appropriate and lawful proceedings diligently conducted.

     7.14 FISCAL YEAR; ACCOUNTING PRACTICES

     Notify Administrative Lender at least 30 days in advance of any action Borrower or Subsidiary intends to take to change (i) its fiscal year or (ii) its method of accounting, or any accounting practice used by it, or the application of GAAP in a manner inconsistent with the financial statements previously delivered by it to Administrative Lender.

     7.15 ENVIRONMENTAL

     (a) Promptly give notice to Administrative Lender upon a Responsible Officer obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could result in Borrower or Subsidiary incurring Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by Borrower or Subsidiary in excess of reportable or allowable standards or levels under any applicable Environmental Law, or in any manner or amount that could result in Borrower or Subsidiary incurring Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect.

     (b) Upon discovery of the presence on any property owned or leased by Borrower or Subsidiary of any Contaminant that reasonably could be expected to result in Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect, take all Remedial Action required by applicable Environmental Law.

     (c) Borrower shall protect, defend, indemnify and hold harmless Administrative Lender and Lenders from and against all Environmental Liabilities and Costs arising with respect to Borrower or any of its property, except for those arising from Lenders' gross negligence or willful misconduct. This indemnity obligation shall survive the payment in full and performance of all of Borrower's other Obligations.

     7.16 LIENS

     Keep the Collateral and all Excluded Assets free and clear of all Liens, except Permitted Liens.

     7.17 USE OF PROCEEDS

     Use the proceeds of the Loans solely for Borrower's acquisition of Guarantor and Borrower's general working capital and other corporate purposes.

     7.18 DELIVERY OF GUARANTY

     (a) Within one Business Day after Guarantor becomes a Subsidiary, cause Guarantor to execute and deliver to Administrative Lender (i) the Guaranty and
(ii) a certificate of Guarantor's secretary dated as of the date of delivery as to: (A) resolutions of its board of directors then in full force and effect authorizing the execution, delivery and performance of the Guaranty; (B) its by-laws, a copy of which is attached; and (C) the incumbency and signatures of those of its officers authorized to act with respect to the Guaranty, and cause Ater Wynne LLP, as counsel to Guarantor, to deliver to Administrative Lender an opinion letter reasonably acceptable to Administrative Lender regarding Guarantor and the Guaranty

     (b) Within one week after Guarantor becomes a Subsidiary, deliver to Administrative Lender; (i) a copy of Guarantor's certificate of incorporation certified by the Delaware Secretary of State; and (ii) good standing certificates for Guarantor from Delaware and Massachusetts.

     7.19 FURTHER ASSURANCES

     At Administrative Lender's request at any time and from time to time, duly execute and deliver, and cause each Subsidiary to execute and deliver, such further agreements, documents and instruments, and do or cause to be done such further acts as may reasonably be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of the Loan Documents, at Borrower's expense. Administrative Lender may at any time and from time to time request a certificate from Borrower representing that all conditions precedent to the advancement of credit contained herein are satisfied. In the event of such request by Administrative Lender, each Lender may cease to make any further advancements of credit until Administrative Lender has received such certificate and Administrative Lender has determined that such conditions are satisfied.

     7.20 COMPLIANCE WITH ERISA

     Do, and cause each of its ERISA Affiliates to do, each of the following:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan that is qualified under

Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

ARTICLE VIII. NEGATIVE COVENANTS

     Borrower covenants that until performance and indefeasible payment in full, in cash, of all Obligations and termination of the Commitments, Borrower will not:

     8.1  LIENS

     Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon or with respect to any of its properties (including without limitation any Excluded Assets), whether now owned or hereafter acquired, or assign any right to receive income, except Permitted Liens.

     8.2  INDEBTEDNESS

     Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Indebtedness, except:

     (a) the Obligations;

     (b) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or liabilities for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with past practice and industry practice in respect of arm's length transactions;

     (c) Debt outstanding on the Closing Date and referenced on Section 5.17 of the Disclosure Letter and all renewals, extensions, refinancing or refunding of such Debt in a principal amount that does not exceed the principal amount outstanding immediately before such refinancing, together with all prepayment fees, penalties and expenses in respect of the Indebtedness being renewed, extended, refinanced or refunded, provided each such renewal, extension, refinancing or refunding is on terms and conditions no less favorable to the creditors than the Debt being renewed, extended, refinanced or refunded;

     (d) Debt subordinated in writing to the Obligations on terms acceptable to Required Lenders in favor of the prior payment in full in cash of the Obligations;

     (e) purchase money Debt incurred after the Closing Date (and all refinancings of such Debt so long as the principal amount of the obligations refinanced is not increased) to finance the purchase of fixed assets (including equipment) other than Excluded Assets; provided that (i) the total of such Debt incurred in any twelve-month period shall not exceed $1,500,000; (ii) such Debt when incurred shall not exceed the purchase price of the assets financed; and
(iii) no Default exists at the time such Debt is incurred;

     (f) Indebtedness under Interest Rate Contracts, Commodity Contracts and foreign exchange agreements permitted under Section 8.13; and

     (g) Debt owed to any Subsidiary.

     8.3  RESTRICTED PAYMENTS, REDEMPTIONS

     Do any of the following at any time a Default is continuing or if after giving effect to any such action a Default would be caused by such action:

     (a) Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents except (i) dividends paid to Borrower or
(ii) dividends paid by Borrower solely in Stock or Stock Equivalents of Borrower; or

     (b) Purchase, redeem or otherwise acquire for value any of Borrower's Stock or Stock Equivalents, except that (i) Borrower may convert any of its convertible securities of the type in existence on the Closing Date into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor and (ii) for so long as a Default is not continuing and would not be caused by such action, Borrower may repurchase stock from employees or former employees of Borrower in accordance with the terms of repurchase agreements between Borrower and its employees or former employees.

     8.4  MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC.

     (a) Except as contemplated by the Merger Agreement, merge or consolidate with, or permit any Subsidiary to merge or consolidate with, any Person or acquire all or substantially all of the Stock or Stock Equivalents of any Person; provided any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, or have its stock otherwise acquired by Borrower or any other Subsidiary that is not a Foreign Subsidiary; provided that if Guarantor or Planar International Oy is a subject of any such action and is not the surviving entity, Borrower, immediately before the consummation of such action, shall: (i) pledge all of the Stock of the surviving entity to Administrative Lender on terms substantially the same as those set forth in the Pledge Agreement (or cause the Subsidiary that holds the Stock of such surviving entity to do so); and (ii) if Guarantor is a subject of any such action and is not the surviving entity, cause the surviving entity to grant a security interest in all of its assets to Administrative Lender on terms substantially the same as those set forth in the Guaranty;

     (b) Acquire all or substantially all, or permit any Subsidiary to acquire all or substantially all of (i) the assets of any Person or (ii) the assets constituting the business of a division, branch or other unit operation of any Person; provided any Subsidiary that is not a Foreign Subsidiary may acquire all or substantially all of the assets of (or the assets constituting the business of a division, branch or other unit operation of) any other Subsidiary; provided that if Guarantor or Planar International Oy is the transferor, Borrower, immediately before the consummation of any such transfer, shall: (A) pledge all of the Stock

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of the transferee to Administrative Lender on terms substantially the same as those set forth in the Pledge Agreement (or cause the Subsidiary that holds the Stock of the transferee to do so); and (B) if Guarantor is the transferor, cause the transferee to grant a security interest in all of its assets to Administrative Lender on terms substantially the same as those set fort in the Guaranty; or

     (c) Sell, convey, transfer, lease or otherwise dispose of, or permit any Subsidiary to sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of its assets, except (i) Permitted Liens,
(ii) as otherwise permitted under item (a) or (b) above, or (iii) the sale or disposition of inventory in the ordinary course of business and/or assets which have become obsolete, unneeded or are replaced in the ordinary course of business.

     8.5 INVESTMENTS

     Make, incur, assume or suffer to exist any Investment in any other Person, except, without duplication:

     (a) Investments existing on the Closing Date and identified in Section 8.5 of the Disclosure Letter;

     (b) Cash Equivalent Investments (provided that any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements);

     (c) Investments permitted as Indebtedness pursuant to Section 8.2;

     (d) except as otherwise prohibited in Section 8.14, Investments consisting of employee relocation loans and other loans to employees, officers or directors for the purchase of equity securities of Borrower;

     (e) except as otherwise prohibited in Section 8.14, in the ordinary course of business, Investments by Borrower or any Subsidiary in any Subsidiary that is not a Foreign Subsidiary (or, with the prior written consent of Administrative Lender (which consent will not be unreasonably withheld), any Subsidiary that is a Foreign Subsidiary), by way of contributions to capital or loans or advances, provided that immediately before and after giving effect thereto no Default is continuing;

     (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers in settlement of obligations of, or disputes with, such Persons arising in the ordinary course of business and;

     (g) Investments arising under Interest Rate Contracts, Commodity Contracts and foreign exchange agreements permitted hereunder.

     8.6 CHANGE IN NATURE OF BUSINESS

     Directly or indirectly engage, or permit any Subsidiary to directly or indirectly engage, in any business activity other than the type of business activities in which Borrower is currently engaged and activities reasonably related thereto.

     8.7 ERISA

     At any time engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), that, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

     8.8 CANCELLATION OF INDEBTEDNESS OWED TO IT

     Cancel, or permit any Subsidiary to cancel, any claim or Indebtedness owed to it except for legitimate business purposes in the reasonable judgment of Borrower and in the ordinary course of business.

     8.9 MARGIN REGULATIONS

     Use, or permit any Subsidiary to use, the proceeds of any Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

     8.10 ENVIRONMENTAL

     Permit any lessee or any other Person to dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by Borrower or Subsidiary, except in material compliance with Environmental Law or the terms of any Permit or other than those that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     8.11 TRANSACTIONS WITH AFFILIATES

     Enter, or permit any Subsidiary to enter, into any transaction directly or indirectly with or for any affiliate of Borrower (other than another Borrower or any Subsidiary that is not a Foreign Subsidiary) except (a) in the ordinary course of business on a basis no less favorable to such affiliate than would be obtained in a comparable arm's length transaction with a Person not an affiliate of Borrower or (b) any transaction involving assets that are not material to the business and operations of Borrower or the Subsidiaries.

     8.12 NEW COLLATERAL LOCATION; NAME CHANGE

     Open any new location or change its name, or permit any Subsidiary to do so, unless (a) Borrower gives Administrative Lender (i) 30 days prior notice of the intended name change, (ii) 30 days prior notice of the intended opening of such new location, and (b) Borrower executes and delivers to Administrative Lender such agreements, documents and instruments as Administrative Lender deems reasonably necessary or desirable to protect its interests in the Collateral.

     8.13 NO SPECULATIVE TRANSACTIONS

     Engage in, or permit any Subsidiary to engage in, any Commodity Contract, Interest Rate Contract or foreign exchange agreement, except for hedging purposes with respect to transactions engaged in by Borrower in the ordinary course of business and not for speculative purposes.

     8.14 TRANSACTIONS WITH DOME

     Engage in, or permit any Subsidiary to engage in, any transaction with, or provide any funding, financial support or funds to or for the benefit of, Guarantor at any time before Guarantor executes the Guaranty and delivers the Guaranty to Administrative Lender, except for the merger contemplated by the Merger Agreement.

ARTICLE IX. FINANCIAL COVENANTS

     9.1 LEVERAGE RATIO

     As of the end of each fiscal quarter ending before the first anniversary of the Closing Date, Borrower shall maintain a Leverage Ratio not greater than 1.75:1, and as of the end of each fiscal quarter thereafter, Borrower shall maintain a Leverage Ratio not greater than 1.50:1.

     9.2 FIXED CHARGE COVERAGE RATIO

     As of the end of each fiscal quarter in Borrower's fiscal year 2002, Borrower shall maintain a Fixed Charge Coverage Ratio not less than 1.50:1. As of the end of each fiscal quarter in Borrower's fiscal year 2003, Borrower shall maintain a Fixed Charge Coverage Ratio not less than 1.30:1. As of the end of each fiscal quarter in Borrower's fiscal year 2004, Borrower shall maintain a Fixed Charge Coverage Ratio not less than 1.40:1.

     9.3 TANGIBLE NET WORTH

     Borrower will not permit its Tangible Net Worth as of the end of any fiscal quarter to be less than the total of (i) Tangible Net Worth as of the Closing Date, (ii) plus 50% of the sum of Borrower's consolidated net income for each fiscal quarter since the Closing Date (exclusive of any fiscal quarter in which Borrower's consolidated net income is less than zero), (iii) less the amount of non-recurring losses arising after the Closing
             ----
Date, but in no event more than $2,000,000 in any twelve-month period, nor may more than 30% of such amount be cash losses, and (iv) less the amount of the
                                                      ----
write-off in the same fiscal quarter as the Closing Date for in-process research and development resulting from Borrower's acquisition of Guarantor, but in no event more than $4,000,000.

     9.4 CAPITAL EXPENDITURES

     Borrower shall not make, nor permit any Subsidiaries to make, expenditures, including without limitation, Capitalized Leases, and Other Leases, at any time, except in any fiscal year of Borrower in an amount not in excess of $8,000,000 in the aggregate for Borrower and the Subsidiaries. The foregoing limitation shall not apply to the first $1,500,000 of such annual expenditures financed with Debt described in Section 8.2(e) incurred in any fiscal year of Borrower.

ARTICLE X. EVENTS OF DEFAULT

     10.1 EVENTS OF DEFAULT

     The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any amount payable under any Loan Document, provided that if Administrative Lender has agreed to cause a payment to be made by deducting the amount thereof from a specified account maintained by Borrower with Administrative Lender, such account on the date payment is due contains collected funds at least equal to the amount of such payment and the payment is not made, such non-payment shall not be an Event of Default if such payment is made not later than the second Business Day after the earlier of the date a Responsible Office has knowledge of such non-payment or the date Administrative Lender notifies Borrower of such non-payment;

     (b) any financial statement or certificate furnished to Administrative Lender or any Lender in connection with, or any representation or warranty made by Borrower or Guarantor under any of the Loan Documents, shall prove to be false or misleading in any material respect when furnished or made;

     (c) Borrower shall fail to provide any certificate, report or other information which it is required to provide pursuant to Section 7.3 or Section
7.9 on the date specified in Section 7.3 or Section 7.9; provided that unless Borrower has previously failed to provide any required certificate, report or other information by the required date on two prior occasions within the preceding twelve months, such failure shall be considered an Event of Default only if Borrower fails to provide such certificate, report or other information within five Business Days (two Business Days with respect to Section 7.9(a)) of the earlier of (i) the date a Responsible Officer has knowledge of the failure to so provide such certificate, report or other information, or (ii) the date Administrative Lender, at the request of a Lender, notifies Borrower of such failure;

     (d) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in Sections 4.2(a), 7.5, 7.11, 7.12, 7.18, 8.3, 8.6 or 8.14 or contained in Article IX;

     (e) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in Sections 7.16, 8.1, 8.2, 8.4, 8.5 or 8.12 continues for five Business Days after notice thereof has been given to Borrower by Administrative Lender;

     (f) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in any Loan Document (other than those referred to in subsections (a) through (d) above) continues for 30 days after notice thereof has been given to Borrower by Administrative Lender;

     (g) any breach(es) by Borrower in the payment or performance of any other obligation(s) under the terms of any contract(s) or instrument(s) (other than any of the Loan Documents) evidencing Indebtedness in excess of $2,000,000 in the aggregate if such breach(es) has/have not been cured to the satisfaction of the affected creditor(s) or waived by such creditor(s) within any applicable cure period provided under such contract(s) or instrument(s);

     (h) any judgment(s) or order(s) for the payment of money in excess of $2,000,000 in the aggregate shall be rendered against one or more of Borrower and Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (i) Borrower or Guarantor becomes insolvent, or suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any material part of its property, or is generally unable to or fails to pay its debts as they become due, or makes a general assignment for the benefit of creditors; Borrower or Guarantor files a voluntary petition in bankruptcy, or seeks to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or Guarantor and is not dismissed, stayed or vacated within 60 days thereafter or Borrower or Guarantor files an answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition; Borrower or Guarantor is adjudicated a bankrupt, or an order for relief is entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors; or Borrower or Guarantor takes any corporate action authorizing, or in furtherance of, any of the foregoing;

     (j) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000;

     (k) the dissolution or liquidation of Borrower or Guarantor, or Borrower or Guarantor or its directors or stockholders shall take action seeking to effect such dissolution or liquidation of Borrower or Guarantor;

     (l) any Change in Control; or

     (m) any Loan Document shall (except in accordance with its terms), in whole or in any material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower or Guarantor (whichever is party thereto); Borrower or Guarantor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; any Lien securing any Obligation or any of Guarantor's obligations under the Guaranty shall, in whole or in any material part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document; or Guarantor shall seek to repudiate, terminate or otherwise void any of its obligations under the Guaranty.

     10.2 REMEDIES

     (a) During the continuance of any Event of Default (other than an Event of Default referred to in Section 10.1(i)), Administrative Lender may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by notice to Borrower, (i) terminate the obligations of Lenders to extend any further credit under any of the Loan Documents, and (ii) declare all or any part of the Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, and/or (iii) take such enforcement action as is permitted under any Loan Document. Upon the occurrence or existence of any Event of Default described in Section 10.1(i), immediately and without notice,
(A) the obligations, if any, of Lenders to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (B) all indebtedness of Borrower under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. Immediately after taking any action under this Section, Administrative Lender shall notify each Lender of such action.

     (b) During the continuance of an Event of Default, Administrative Lender, in addition to any other rights and remedies contained in the Loan Documents, shall have all of the rights and remedies of a secured party under the UCC and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. Administrative Lender may cause the Collateral to remain on Borrower's premises, at Borrower's expense, pending sale or other disposition thereof. Administrative Lender shall have the right to conduct such sales on Borrower's premises or elsewhere, at Borrower's expense, on such occasion(s) as Administrative Lender may see fit, and Borrower, at Administrative Lender's request, will, at Borrower's expense, assemble the Collateral and make it available to Administrative Lender at such place(s) as Administrative Lender may reasonably designate from time to time. Any sale, lease or other disposition by Administrative Lender of the Collateral, or any part thereof, may be for cash or other value. Borrower shall execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, deeds, waivers, certificates and affidavits and take such further action as Administrative Lender shall reasonably require in connection with such sale, and Borrower hereby constitutes Administrative Lender as its attorney-in-fact to execute any such instrument, document, assignment, deed, waiver, certificate or affidavit on behalf of Borrower and in its name. At any sale of the Collateral, the Collateral to be sold may be sold in one lot as an entirety or in separate lots as Administrative Lender may determine. Administrative Lender shall not be obligated to make any sale of any Collateral if it determines not to do so, regardless of the fact that notice of sale was given. Administrative Lender may, without notice or publication, adjourn any public or private sale or cause the sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which it is so adjourned. In case any sale of Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Administrative Lender until the sale price is paid, but Administrative Lender shall not incur any liability if any purchaser fails to pay for any Collateral so sold and, in case of any such failure, such Collateral may be sold again. At any public sale, any Lender (i) may bid for or purchase the Collateral offered for sale free (to the extent permitted by law) from any rights of redemption, stay or appraisal on the part of Borrower with respect to the Collateral, (ii) make payment on account thereof by using any claim then due and payable to such Lender from Borrower as a credit against the purchase price, and (iii) upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrower therefor. Borrower acknowledges that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, Administrative Lender shall have the widest possible latitude in the exercise of its rights and remedies hereunder.

     (c) Administrative Lender is hereby granted a license and right to use, without charge upon the occurrence and during the continuance of an Event of Default and until the Obligations are fully and finally paid in cash and the Commitments terminated, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material, Excluded Assets, General Intangibles and any other property of a similar nature in completing the production, advertising for sale and sale of any Collateral.

     (d) Any notice required to be given by Administrative Lender with respect to any of the Collateral, which notice is given pursuant to Section 12.1 and deemed received pursuant to Section 12.1 at least five Business Days before a sale, lease, disposition or other intended action by Administrative Lender with respect to any of the Collateral, shall constitute fair and reasonable notice to Borrower of any such action. A public sale in the following fashion shall be conclusively presumed to be reasonable: (i) the sale is held in a county where any part of the Collateral is located or in which Borrower has a place of business; (ii) the sale is conducted by auction, but it need not be by a professional auctioneer;
(iii) any Collateral is sold as is and without any preparation for sale; and
(iv) Borrower is given notice of such public sale pursuant to the preceding sentence.

     (e) Upon the occurrence and during the continuance of an Event of Default, Administrative Lender shall have, with respect to Rights to Payment, all rights and powers to: (i) direct any and all account debtors to make all payments in respect of the Rights to Payment directly to Administrative Lender or otherwise demand payment of any or all of the Rights to Payment; (ii) enforce payment of any or all of the Rights to Payment by legal proceedings or otherwise; (iii) exercise Borrower's rights and remedies with respect to any actions or proceedings brought to collect any Right to Payment; (iv) sell or assign any Right to Payment upon such terms, for such amount and at such time or times as Administrative Lender deems advisable; (v) settle, adjust, compromise, extend or renew any Right to Payment; (vi) discharge or release any Right to Payment; and
(vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or any similar document against an account debtor, and to otherwise exercise the rights granted herein.

     (f) Administrative Lender shall have no obligation (i) to preserve any rights to the Collateral against any Person, (ii) to make any demand upon or pursue or exhaust any rights or remedies against Borrower or others with respect to payment of the Obligations, (iii) to pursue or exhaust any rights or remedies with respect to any of the Collateral or any other security for the Obligations, or (iv) to marshal any assets in favor of Borrower or any other Person against or in payment of any or all of the Obligations.

     (g) Borrower recognizes that federal and/or state securities and other laws may limit the flexibility desired to achieve an otherwise commercially reasonable disposition of Collateral, and in the event of potential conflict between such laws and what in other circumstances might constitute commercial reasonableness, it is intended that consideration of such laws will prevail over attempts to achieve such commercial reasonableness. In connection with any sale or other disposition of Collateral, compliance by Administrative Lender with the written advice of its counsel concerning the potential effect of any such law will not be cause for Borrower, or any other Person, to claim that such sale or other disposition was not commercially reasonable.

     (h) Borrower shall pay to Administrative Lender (for distribution to Lenders, as appropriate), on demand and as part of the Obligations, all costs and expenses, including court costs and costs of sale, incurred by Administrative Lender or any Lender in exercising any of its rights or remedies hereunder, and all costs and expenses incurred in connection with any review of any part of the Collateral.

     10.3 ADMINISTRATIVE LENDER AS BORROWER'S ATTORNEY

     Borrower hereby appoints Administrative Lender or any other Person whom Administrative Lender may designate, as Borrower's attorney, with power during the continuation of an Event of Default: to indorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Administrative Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Right to Payment, on drafts against customers, on schedules and assignments of Rights to Payment, on notices of assignment and other public records, and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Administrative Lender; to receive, open and process all mail addressed to Borrower; to ask for, demand, sue for, collect, receive, receipt and give aquittance for any and all moneys due or to become due with respect to any Collateral; to settle, compromise, prosecute or defend any action, claim or proceeding with respect to Collateral; to sell, assign, pledge, transfer and make any agreement with respect to or otherwise deal with the Collateral; and to do all things necessary to perfect Administrative Lender's security interest in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement; provided, however, that nothing contained in this Section will be construed as requiring or obligating Administrative Lender to take any action. Provided Administrative Lender acts in a reasonable manner, Borrower ratifies and approves all acts of such attorney, and neither Administrative Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until the Obligations have been fully satisfied and indefeasibly paid in cash and the Commitments terminated.

ARTICLE XI. ADMINISTRATIVE LENDER

     11.1 ACTIONS

     Each Lender hereby appoints U.S. Bank as Administrative Lender and authorizes U.S. Bank to perform the functions of Administrative Lender under the Loan Documents. Each Lender authorizes Administrative Lender to act on behalf of such Lender under the Loan Documents and, in the absence of other written instructions from the Required Lenders received from time to time by Administrative Lender (with respect to which Administrative Lender agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers thereunder as are specifically delegated to or required of Administrative Lender by the terms thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) Administrative Lender ratably from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Lender in any way relating to or arising out of the Loan Documents, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy, (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise), and as to which Administrative Lender is not reimbursed by Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from Administrative Lender's gross negligence or willful misconduct. Administrative Lender shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of Administrative Lender shall be or become, in Administrative Lender's determination, inadequate, Administrative Lender may request additional indemnification from Lenders and cease to do the acts indemnified against hereunder until such requested indemnity is given.

     11.2 RELIANCE BY ADMINISTRATIVE LENDER

     Administrative Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, fax, or telex) or telephonic notice believed by it in good faith to be genuine and correct and to have been signed, sent or made by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including Borrower's counsel), independent accountants and other experts selected by Administrative Lender with reasonable care. As to any matters not expressly provided for by this Agreement, Administrative Lender shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by Lenders in acting, or in refraining from acting, under any Loan Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

     11.3 EXCULPATION

     Neither Administrative Lender nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any Loan Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by Borrower of its obligations under any Loan Document. Any such inquiry which may be made by Administrative Lender shall not obligate it to make any further inquiry or to take any action. Administrative Lender shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which Administrative Lender believes to be genuine and to have been presented by a proper Person.

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     11.4 SUCCESSOR

     Administrative Lender may resign as such at any time upon at least 30 days prior notice to Borrower and all Lenders and shall be discharged from its duties and obligations under the Loan Documents on the effective date set forth in such notice. If Administrative Lender at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Lender which shall thereupon become Administrative Lender hereunder. If no successor Administrative Lender shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Lender's giving notice of resignation, then the retiring Administrative Lender may, on behalf of Lenders, appoint a successor Administrative Lender, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any state thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Lender hereunder by a successor Administrative Lender, such successor Administrative Lender shall give Borrower notice of such acceptance, shall be entitled to receive from the retiring Administrative Lender such documents of transfer and assignment as such successor Administrative Lender may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Lender. After any retiring Administrative Lender's resignation hereunder as Administrative Lender, the provisions of (a) this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Lender under this Agreement; and (b) Section 12.2 and Section
12.3 shall continue to inure to its benefit.

     11.5 LOANS BY ADMINISTRATIVE LENDER; OTHER ACTIONS

     Administrative Lender shall have the same rights and powers with respect to the Loans made by it or any of its affiliates as any other Lender and may exercise such rights and powers as if it were not Administrative Lender. Administrative Lender and each Lender and its respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or Subsidiary or affiliate of Borrower as if it were not the Administrative Lender or a Lender, provided that the forgoing shall not be deemed to relieve Borrower of any of its obligations under the Loan Documents.

     11.6 CREDIT DECISIONS

     Each Lender acknowledges that it has made its own credit decision to extend its commitments hereunder independently of Administrative Lender and each other Lender, and based on such Lender's review of the financial information of Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate. Each Lender also acknowledges that it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Document independently of Administrative Lender and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time.

ARTICLE XII. MISCELLANEOUS

     12.1 NOTICES

     Except as specified otherwise herein, all notices, requests and demands which any party is required or may desire to give to any other party under this Agreement must be in writing. Each notice to be given to Administrative Lender or any Lender shall be addressed to Administrative Lender and each Lender at its address or fax number set forth as the "Address for Notices" for Administrative Lender or such Lender in Schedule I hereto, or to such other address or fax
                         ----------
number as Administrative Lender or any Lender may designate for itself by notice to all other parties. Each notice to be given to Borrower shall be addressed to Borrower at the following address or fax number:

     To Borrower: Planar Systems, Inc.
                  1400 NW Compton Drive
                  Beaverton, Oregon  97006
                  Attn: Steve Buhaly
                  Fax: (503) 748-1541
                  Email: steve_buhaly@planar.com

or to such other address or fax number as Borrower may designate for itself by notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) three Business Days following deposit in the United States mails, with first class postage prepaid, (b) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery, or (c) upon receipt of notice given by email, fax, mailgram, telegram, telex, or personal delivery.

     12.2 COSTS, EXPENSES, ATTORNEYS' FEES

     Borrower shall pay immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise), incurred by Administrative Lender and/or any Lender in connection with (a) the negotiation and preparation of the Loan Documents, (b) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Administrative Lender's and/or any Lender's rights (except in a dispute solely between Lenders), including, without limitation, periodic collateral examinations, and/or the collection of any amounts which become due under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     12.3 INDEMNIFICATION

     (a) To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and hold harmless each of Administrative Lender and Lenders and each of their respective officers, directors, shareholders, employees, agents, attorneys and affiliates (collectively, "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) and other expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to any Loan Document, including without limitation any use by Borrower of any proceeds of credit advanced, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees (collectively, the "Indemnified Liabilities").

     (b) Upon receiving knowledge of any suit, claim or demand asserted by a third party that Administrative Lender and/or any Lender believes is covered by this indemnity, such Indemnitee shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to such Lender. Such Lender may also require Borrower to defend the matter. Any failure or delay of such Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Section, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice. Borrower may not settle or otherwise compromise any claim with respect to any Indemnified Liability unless the settlement includes an unconditional release of the affected Indemnitees from all liability on claims that are the subject of such settlement and may not settle or otherwise compromise any claim with respect to any Indemnified Liability, other than a claim for money damages, without the prior written consent of the affected Indemnitees, which consent shall not be unreasonably withheld.

     (c) If and to the extent that the foregoing undertaking may be unenforceable for any reason Borrower shall make the maximum contribution permissible under applicable law to the payment and satisfaction of each of the Indemnified Liabilities.

     (d) Notwithstanding anything to the contrary in any Loan Document, solely for purposes of this Section 12.3, any representation, warranty or covenant contained in any Loan Document qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

     (e) This Section 12.3 shall survive the payment in full and performance of all of Borrower's other Obligations.

     12.4 WAIVERS, AMENDMENTS

     (a) Any term, covenant, agreement or condition of any Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by the Required Lenders (or by Administrative Lender with written consent of the Required Lenders), Borrower and any other party thereto; provided, however, that any amendment, waiver or consent which affects the rights or duties of Administrative Lender must be in writing and be signed also by the Administrative Lender and provided further, that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all Lenders (or by Administrative Lender with the written consent of all Lenders): (i) increases the maximum amount of credit available hereunder; (ii) extends the maturity date of any Loan; (iii) reduces the principal of, or interest (including default rate interest) on, any Loan or any fees or other amounts payable for the account of Lenders hereunder; (iv) postpones or conditions any date fixed for any payment of the principal of, or interest on, any Loan or any fees or other amounts payable for the account of Lenders hereunder; (v) waives or amends this Section; (vi) amends the definition of Required Lenders or any provision of this Agreement requiring approval of the Required Lenders or some other specified amount of Lenders; (vii) increases or decreases the commitment or the Ratable Portion of any Lender (other than through an assignment under Section 12.5); (viii) waives any of the conditions set forth in Article VI; (ix) releases any material Collateral; or (x) amends any guaranty of the Obligations (or releases any guarantor of its obligations thereunder). The foregoing notwithstanding, any increase or decrease in the Ratable Portion of any Lender and any increase in the Revolving Loan Commitment or Term Loan Commitment of any Lender must be in writing and signed by such Lender. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.

     (c) This Agreement cannot be changed orally or by the conduct of the parties and may be amended or modified only in writing signed by the party against whom enforcement is sought.

     (d) Upon performance and indefeasible payment in full, in cash, of all Obligations, termination of the Commitments and release of all claims against Administrative Lender and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are Indemnified Liabilities, Administrative Lender shall deliver to Borrower Uniform Commercial Code termination statements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     12.5 SUCCESSORS AND ASSIGNS

     (a) Binding Effect. The Loan Documents shall be binding upon and inure to
         --------------
the benefit of Borrower, Administrative Lender, Lenders and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Administrative Lender and each Lender. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

     (b) Participations. Any Lender may, in the ordinary course of its business
         --------------
and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any obligations owing to such Lender under the Loan Documents. In the event of any such sale, (i) such Lender's obligations under the Loan Documents to the other parties to the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof and (iii) Borrower and Administrative Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Participants shall have no rights under the Loan Documents except as provided below. No Lender shall sell any participating interest under which the Participant shall have any right to vote on any amendment, consent or waiver of this Agreement or any other Loan Document; provided, however, that any agreement under which any Lender sells a participating interest to a Participant may require the selling Lender to obtain the consent of such Participant in order for such Lender to agree or consent to any amendment of a type specified in
Section 12.4(a). No agreement under which any Lender sells a participating interest to a Participant may permit the Participant to transfer, pledge, assign, sell participations in or otherwise encumber its participating interest. If any amount outstanding under the Loan Documents is due and unpaid, each Participant shall have all the rights of a "Lender" under Section 12.6 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, however, that such rights of setoff shall be subject to the obligation of such Participant to share with Lenders, and Lenders agree to share with such Participant, as provided in Section 2.7(b) hereof. Borrower also agrees that any Lender that has transferred all or part of its interests in the Obligations to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.8 and 2.10 hereof, as if such Lender had not made such transfer. Without limiting the foregoing, no Participant shall be entitled to costs, expenses or attorneys' fees under
Section 12.2 or Section 12.3.

     (c) Assignments. Any Lender may, in the ordinary course of its business and
         -----------
in accordance with applicable law, at any time, sell and assign to any Lender, any affiliate of a Lender or any other bank, financial institution or institutional lender (individually, an "Assignee") all or any portion of its rights and obligations under the Loan Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an Assignment and Assumption Agreement in the form of Exhibit G attached hereto (an "Assignment
                                    ---------
Agreement") executed by each Assignee and such assignor Lender (an "Assignor")
and
delivered to Administrative Lender for its acceptance and recording in the Register (as defined below); provided, however, that: (i) each Assignment shall be in a minimum amount of $5,000,000; (ii) if the Assignment is not an assignment of Assignor's entire commitment, Assignor maintains a minimum commitment of $5,000,000; and (iii) each Assignment which is not to a Lender or an affiliate thereof (provided, in the absence of a Default, such Lender has delivered to Borrower reasonable evidence of such affiliate's ability to perform the obligations of a "Lender" hereunder), shall be made only with the written consent of Administrative Lender (and, in the absence of a Default, Borrower), which consent(s) shall not be unreasonably withheld. Upon the execution, delivery, acceptance and recording of each Assignment Agreement, from and after the effective date set forth therein, (A) each Assignee shall be a Lender with a commitment as set forth in Section 1 of such Assignment Agreement and shall have the rights, duties and obligations of a Lender under the Loan Documents, and (B) the Assignor shall be a Lender with a commitment as set forth in Section 1 of such Assignment Agreement, or, if the commitment of the Assignor has been reduced to zero, the Assignor shall cease to be a Lender; provided, however, that each Assignor shall nevertheless be entitled to the indemnification rights contained in Section 12.3 hereof for any events, acts or omissions occurring before the effective date of its Assignment. Each Assignment Agreement shall be deemed to amend Schedule I hereto to the extent necessary to reflect the
                ----------
addition of each Assignee and the resulting adjustment of commitments arising from the purchase by each Assignee of all or a portion of the rights and obligations of an Assignor under this Agreement and the other Loan Documents.

     (d) Register. Administrative Lender shall maintain at Administrative
         --------
Lender's Office a copy of each Assignment Agreement delivered to and accepted by Administrative Lender and a register ("Register") for the recordation of the names and addresses of Lenders and the commitment of each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Lender and Lenders may treat each entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Registration. Upon its receipt of an Assignment Agreement executed by
         ------------
an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate of a Lender, by Borrower and Administrative Lender) together with payment by such Assignee to Administrative Lender of a registration and processing fee of $3,500, Administrative Lender shall (i) promptly accept such Assignment Agreement and (ii) on the effective date of such Assignment record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrower. Administrative Lender may, from time to time at its election, prepare and deliver to Lenders and Borrower a revised Schedule I reflecting the names,
                                          ----------
addresses and respective commitments of all Lenders then parties hereto.

     (f) Federal Reserve Bank. Notwithstanding the foregoing provisions of this
         --------------------
Section, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment will release such
      --------  -------
Lender from such Lender's obligations hereunder or under any other Loan
Document.

     12.6 SETOFF

     In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with the prior consent of Administrative Lender (which consent will not be unreasonably withheld) but without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, during the continuance of an Event of Default to setoff and apply against any indebtedness, whether matured or unmatured, of Borrower to such Lender any amount owing from such Lender or any affiliate thereof to Borrower at any time during the continuation of an Event of Default. This right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the occurrence of an Event of Default. Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     12.7 CUMULATIVE REMEDIES

     The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to Administrative Lender or any Lender.

     12.8 ENTIRE AGREEMENT

     The Loan Documents constitute the entire agreement among Borrower, Administrative Lender and Lenders with respect to the Loans and supersede all prior negotiations, communications, discussions, correspondence and agreements concerning the subject matter hereof.

     12.9 NO THIRD PARTY BENEFICIARIES

     This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     12.10 CONFIDENTIALITY

     Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and may make disclosure to any of their examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any Governmental Authority or pursuant to legal process; provided, however, that (a) unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (b) prior to any such disclosure pursuant to this Section, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing (i) to be bound by this Section and
(ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section, and
(c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by Borrower or Subsidiary.

     12.11 TIME

     Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     12.12 SEVERABILITY OF PROVISIONS

     If any provision of this Agreement is invalid, illegal or incapable of being enforced by any Governmental Rule, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, provided that Borrower's obligation to pay the Obligations, in full, in cash, shall in all events remain in full force and effect. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     12.13 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to the conflict of laws provisions thereof, and any applicable laws of the United States.

     12.14 SUBMISSION TO JURISDICTION

     EACH OF BORROWER, ADMINISTRATIVE LENDER AND LENDERS HEREBY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE DISTRICT OF OREGON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS;
(B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO PRECLUDE ADMINISTRATIVE LENDER OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE LENDER OR LENDER.

     12.15 WAIVER OF JURY TRIAL

     EACH OF BORROWER, ADMINISTRATIVE LENDER AND LENDERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

     12.16 COUNTERPARTS

     This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed signature page of this Agreement by fax shall be effective as delivery of a manually executed counterpart hereof.

     12.17 OREGON STATUTORY NOTICE

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.

                                                  PLANAR SYSTEMS, INC.


                                                  By:
                                                  Title:


WELLS FARGO BANK, NATIONAL ASSOCIATION            U.S. BANK NATIONAL ASSOCIATION


By:                                               By:
   ------------------------------                    ---------------------------
Title:                                            Title:
      ---------------------------                       ------------------------

                                   SCHEDULE I

1.   Revolving Loan Commitments:
     --------------------------

          U.S. Bank National Association - $12,500,000 (50%)

          Wells Fargo Bank, National Association - $12,500,000 (50%)

2.   Term Loan Commitments:
     ---------------------

          U.S. Bank National Association - $7,500,000 (50%)

          Wells Fargo Bank, National Association - $7,500,000 (50%)

3.   Applicable Lending Office and Address for Notices for each Lender:
     -----------------------------------------------------------------

U.S. Bank National Association
111 SW Fifth Avenue
Portland, Oregon  97204
Attn:  Ross A. Beaton,
  Vice President, Commercial Banking
Telephone:  (503) 275-6350
Fax:  (503) 275-5795
Email: ross.beaton@usbank.com

Wells Fargo Bank, National Association
1300 SW Fifth Avenue
Portland, OR  97201
Attn:  Marcus Hall
Telephone:  (503) 886-3428
Fax:  (503) 886-2039
Email:  hallmarc@wellsfargo.com

4.   Administrative Lender's Office
     ------------------------------

U.S. Bank National Association
111 SW Fifth Avenue
Portland, Oregon  97204
Attn:  Ross A. Beaton,
  Vice President, Commercial Banking

                                   SCHEDULE II

                                Pricing Schedule

--------------------------------------------------------------------------------
               Level I   Level II   Level III   Level IV   Level V   Level VI
--------------------------------------------------------------------------------
Prime Margin      0          0          0           0         25        50
--------------------------------------------------------------------------------
LIBOR Margin     125        150        175         200       250       325
--------------------------------------------------------------------------------

     For purposes of this Pricing Schedule, the following terms have the following meanings:

     "Level I" applies on any day if, on such day, the applicable Leverage Ratio is less than 0.75:1.

     "Level II" applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 0.75:1 and less than 1.00:1.

     "Level III" applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.00:1 and less than 1.25:1.

     "Level IV" applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.25:1 and less than 1.50:1.

     "Level V" applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.50:1 and less than 1.75:1.

     "Level VI" applies on any day if, on such day, the applicable Leverage Ratio is 1.75:1 or greater.

     For purposes of this Pricing Schedule, the Leverage Ratio shall be calculated once every quarter based on the financial information most recently reported by Borrower pursuant to Section 7.3 of the Agreement; provided,
                                                               --------
however, that the Leverage Ratio shall not be computed on the financial
-------
information most recently reported by Borrower until the later of the first day of the month after receipt of such information or five Business Days after the receipt thereof, and if the most recent report required pursuant to Section 7.3 has not been delivered, or if Administrative Lender reasonably objects to the accuracy of such report within five Business Days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Lender's objections are resolved to Administrative Lender's reasonable satisfaction.

     The foregoing notwithstanding, until such time as the financial information required by Section 7.3 of the Agreement has been provided for the first full fiscal quarter ending after the Closing Date and the Leverage Ratio as of the end of such quarter determined, Level IV shall apply.

                                    EXHIBIT A
                                       TO
                                CREDIT AGREEMENT
                List of Existing Uniform Commercial Code Filings

OREGON SECRETARY OF STATE FILINGS

--------------------------------------------------------------------------------
Debtor                  Filing Number/Date    Secured Party
--------------------------------------------------------------------------------
Planar Systems, Inc.    445472                General Electric Capital Business
                        11/09/98              Asset Funding Corporation
--------------------------------------------------------------------------------
Planar Systems, Inc.    448833                General Electric Capital Business
                        12/07/98              Asset Funding Corporation
--------------------------------------------------------------------------------
Planar Systems, Inc.    478810                Banc One Leasing Corporation
                        08/06/99
--------------------------------------------------------------------------------
Planar Systems, Inc.    476941                Banc One Leasing Corporation
                        07/23/99
--------------------------------------------------------------------------------
Planar Advance, Inc.    387194                AT&T Capital Corporation
                        08/19/97
--------------------------------------------------------------------------------

WASHINGTON COUNTY FIXTURE FILINGS

--------------------------------------------------------------------------------
Debtor                  Filing      Secured Party
--------------------------------------------------------------------------------
Planar Systems, Inc.    99000683    General Electric Capital Business Asset
                        01/05/99    Funding Corporation
--------------------------------------------------------------------------------

WISCONSIN SECRETARY OF STATE FIXTURE FILINGS

--------------------------------------------------------------------------------
Debtor                   Filing      Secured Party
--------------------------------------------------------------------------------
Planar Systems, Inc.     01803533    General Electric Capital Business Asset
                         11/10/98    Funding Corporation
--------------------------------------------------------------------------------
Planar Systems, Inc.     01849195    GFC Leasing
                         05/24/99
--------------------------------------------------------------------------------
Planar Standish, Inc.    01741174    Pitney Bowes Credit Corporation
                         03/09/98
--------------------------------------------------------------------------------
Planar Standish, Inc.    01878575    Mastergraphics
                         09/03/99
--------------------------------------------------------------------------------

                                    EXHIBIT B
                                       TO
                                CREDIT AGREEMENT

     The Guaranty and Security Agreement of DOME imaging systems, inc. in substantially the same form as the draft thereof (bearing document # 12187-7004/PA020950.183 in the lower left-hand corner) emailed by Perkins Coie LLP to Ater Wynne LLP on April 18, 2002 at approximately 11:32 AM.

                                    EXHIBIT C
                                       TO
                                CREDIT AGREEMENT

                            FORM OF PROMISSORY NOTES
                            ------------------------

                                 (SEE ATTACHED)

                         Revolving Loans Promissory Note
                         -------------------------------

$12,500,000                                                       April 22, 2002

     FOR VALUE RECEIVED, the undersigned, PLANAR SYSTEMS, INC., an Oregon corporation ("Borrower"), hereby promises to pay to the order of
                       ("Lender") on the Maturity Date, or at such earlier time
----------------------
as is provided in that certain Credit Agreement among Borrower, U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of April 22, 2002, (as amended, modified or supplemented from time to time, the "Credit Agreement"), the principal sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000), or such lesser amount as shall equal the aggregate outstanding principal balance of all Revolving Loans made by Lender to Borrower pursuant to the Credit Agreement.

     This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Administrative Lender in lawful money of the United States and in same day or immediately available funds.

     Administrative Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Administrative Lender's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Administrative Lender's failure to so record such amounts shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

     Borrower shall pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Administrative Lender or Lender to exercise any of its rights hereunder shall be deemed a waiver of such rights or any other right of Administrative Lender or Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind (except as otherwise provided in the Credit

Agreement), and agree that its liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Borrower's obligations evidenced by this promissory note are secured by the Collateral. The Loan Documents describe the rights of Administrative Lender and Lender with respect to the Collateral.

     In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

     This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY ANY LENDER OR ADMINISTRATIVE LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY SUCH LENDER OR ADMINISTRATIVE LENDER TO BE ENFORCEABLE.

                                        PLANAR SYSTEMS, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                            Term Loan Promissory Note
                            -------------------------

$7,500,000                                                        April 22, 2002

     FOR VALUE RECEIVED, the undersigned, PLANAR SYSTEMS, INC., an Oregon corporation ("Borrower"), hereby promises to pay to the order of
                  ("Lender") as Administrative Lender for the ratable benefit of
-----------------
the Lenders ("Administrative Lender") on the Maturity Date, or at such earlier time as is provided in that certain Credit Agreement among Borrower, U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of April 22, 2002, (as amended, modified or supplemented from time to time, the "Credit Agreement"), the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000).

     This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Administrative Lender in lawful money of the United States and in same day or immediately available funds.

     Administrative Lender is authorized but not required to record the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Administrative Lender's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Administrative Lender's failure to so record such amounts shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

     Borrower shall pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Administrative Lender or Lender to exercise any of its rights hereunder shall be deemed a waiver of such rights or any other right of Administrative Lender or Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind (except as otherwise provided in the Credit Agreement), and agree that its liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Borrower's obligations evidenced by this promissory note are secured by the Collateral. The Loan Documents describe the rights of Administrative Lender and Lender with respect to the Collateral.

     In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

     This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY ANY LENDER OR ADMINISTRATIVE LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY SUCH LENDER OR ADMINISTRATIVE LENDER TO BE ENFORCEABLE.

                                        PLANAR SYSTEMS, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                    EXHIBIT D
                                       TO
                                CREDIT AGREEMENT

                               Notice of Borrowing
                               -------------------

U.S. Bank National Association
111 SW Fifth Avenue
Portland, Oregon  97204
Attn:  Ross A. Beaton,
  Vice President, Commercial Banking

     Reference is made to that certain Credit Agreement among PLANAR SYSTEMS, INC., an Oregon corporation ("Borrower"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of April 22, 2002, (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     1. Pursuant to Section 2.1 of the Credit Agreement, Borrower, hereby requests Revolving Loans upon the following terms:

          (a) The aggregate principal amount is to be $           .
                                                       -----------

          (b) The date of borrowing is to be          .
                                             ---------

          (c) $         of the Loans are to be Prime Rate Loans, and $
               --------                                               --------
     of the Loans are to be LIBOR Loans with a Fixed Rate Term of months.
     ---------------

     2. Borrower hereby certifies to Administrative Lender and Lenders that, on the date of this Notice of Borrowing and after giving effect to the requested disbursement (including the use of the proceeds thereof):

          (a) Borrower's representations and warranties in the Loan Documents are correct in all material respects as if made on the date hereof;

          (b) no Default is continuing or would result from the requested Loans being made; and

          (c) no event or circumstance exists that can reasonably be expected to have a Material Adverse Effect.

     Dated:               .
            --------------

                                        PLANAR SYSTEMS, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                    EXHIBIT E
                                       TO
                                CREDIT AGREEMENT

                      Notice of Conversion or Continuation
                      ------------------------------------

U.S. Bank National Association
111 SW Fifth Avenue
Portland, Oregon  97204
Attn:  Ross A. Beaton,
  Vice President, Commercial Banking

     Reference is made to that certain Credit Agreement among PLANAR SYSTEMS, INC., an Oregon corporation ("Borrower"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of April 22, 2002, (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     1. Pursuant to Section 2.4 of the Credit Agreement, Borrower hereby requests [the continuation of all or part of outstanding LIBOR Loans with Fixed Rate Terms ending on ___________] [the conversion of all or part of its outstanding Prime Rate Loans], as follows:

          (a) The Loans to which this Notice applies are $        of Revolving
                                                          -------
     Loans and $          of Term Loans.
                ---------

          (b) The effective date of continuation and/or conversion is to be
                .
     ----------

          (c) The aggregate amount of [said outstanding LIBOR Loans that are Revolving Loans to be continued as] [said outstanding Prime Rate Loans that are Revolving Loans to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:

          Amount                       Fixed Rate Term
          ------                       ---------------

          $                                       months
           -----------------           ----------

          $                                       months
           -----------------           ----------

          (d) The aggregate amount of said outstanding LIBOR Loans that are
     Revolving Loans to be continued as Prime Rate Loans is $           .
                                                             -----------

          (e) The aggregate amount of [said outstanding LIBOR Loans that are Term Loans to be continued as] [said outstanding Prime Rate Loans that are Term Loans to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:

          Amount                       Fixed Rate Term
          ------                       ---------------

          $                                       months
           -----------------           ----------

          $                                       months
           -----------------           ----------

          (d) The aggregate amount of said outstanding LIBOR Loans that are Term
     Loans to be continued as Prime Rate Loans is $           .
                                                   -----------

     2. Borrower hereby certifies to Administrative Lender and Lenders that, on the date of this Notice of Conversion or Continuation, no Default has occurred and is continuing.

     Dated:               .
            --------------

                                        PLANAR SYSTEMS, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                    EXHIBIT F
                                       TO
                                CREDIT AGREEMENT

                     Certificate of Chief Financial Officer
                     --------------------------------------

U.S. Bank National Association
111 SW Fifth Avenue
Portland, Oregon  97204
Attn:  Ross A. Beaton,
  Vice President, Commercial Banking

and each Lender

     This certificate is furnished pursuant to Section 7.3 of that certain Credit Agreement among PLANAR SYSTEMS, INC., an Oregon corporation ("Borrower"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of April 22, 2002, (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     The undersigned hereby certifies that:

     (1) the financial statements of Borrower attached hereto for the [quarter]
[year] ending                  ,      were prepared in accordance with GAAP and
              -----------------  ----
fairly present in all material respects Borrower's balance sheet as of the end of such [quarter] [year] and income and cash flow for such [quarter] [year] and year-to-date (subject to normal year end adjustments and without notes);

     (2) [no Default existed at any time during such [quarter] [year]] [no Default existed at any time during such [quarter] [year] except for the events described below and a detailed statement of the action which Borrower [has taken] [proposes to take] with respect to each such event is set forth the description of such event below]; and

     (3) the calculation demonstrating Borrower's compliance with the covenants set forth in Article IX is attached hereto.

     Dated:          ,     .
           ----------  ----


                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Chief Financial Officer

                                    EXHIBIT G
                                       TO
                                CREDIT AGREEMENT

                       Assignment and Assumption Agreement
                       -----------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is entered into as
of             , between                                            ("Assignor")
   ------------          ------------------- ----------------------
and                          ("Assignee").
    ------------------------

     WHEREAS, Assignor is a Lender under that certain Credit Agreement among PLANAR SYSTEMS, INC., an Oregon corporation ("Borrower"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of April 22, 2002, (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Credit Agreement.

     WHEREAS, it is the intention of Assignor and Assignee that (a) Assignor assign to Assignee [all] [a portion] of Assignor's rights and obligations under the Credit Agreement, (b) Assignee assume all such assignment obligations of Assignor, and (c) Assignor be released from such assigned obligations.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     1. Assignment. Effective on the Assignment Effective Date (as defined in
        ----------
Section 3 hereof), Assignor, without recourse and without representation or warranty (except as expressly provided in Section 6 hereof), hereby assigns to Assignee the Assigned Rights and Obligations (as defined below).

     [The "Assigned Rights and Obligations" means all of Assignor's rights and obligations under the Credit Agreement on the Assignment Effective Date.]

     [The "Assigned Rights and Obligations" means: [a $__________ portion] [_________%] of Assignor's share of the Loans and Total Commitments on the Assignment Effective Date; and all of Assignor's other rights and obligations under the Credit Agreement that are attributable to such share.]

     2. Assumption. Effective on the Assignment Effective Date, Assignee hereby
        ----------
accepts the foregoing assignment of, and hereby assumes from Assignor all of, the Assigned Rights and Obligations.

     3. Effectiveness. This Agreement shall become effective on such date as
        -------------
shall be selected by Assignor (the "Assignment Effective Date"), which date shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Lender and Borrower. Assignor shall promptly notify Assignee, Administrative Lender and Borrower in writing of the Assignment Effective Date.

     4. Payments on Assignment Effective Date. In consideration of the
        -------------------------------------
assignment by Assignor to, and the assumption by Assignee of, the Assigned Rights and Obligations, on the Assignment Effective Date: (a) Assignee shall pay to Assignor the principal amount of all Loans made by Assignor pursuant to the Credit Agreement that are attributable to the Assigned Rights and Obligations and outstanding on the Assignment Effective Date; (b) each of Assignor and Assignee shall pay to the other such amounts (if any) as are specified in any written agreement or exchange of letters between them; and (c) Assignee shall pay to Administrative Lender an assignment processing and recordation fee of
$         .
 ---------

     5. Allocation and Payment of Interest and Fees.
        -------------------------------------------

     (a) Administrative Lender shall pay to Assignee all interest, commitment fees and other amounts not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations ("Borrower Amounts") which accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

     (b) Administrative Lender shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay them to Assignor.

     6. Representations and Warranties.
        ------------------------------

     (a) Each of Assignor and Assignee represents and warrants to the other party as follows:

          (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

          (ii) the making and performance of this Agreement and all documents required to be executed and delivered by it pursuant hereto do not and will not violate any law or regulation applicable to it;

          (iii) this Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, it, enforceable in accordance with its terms; and

          (iv) all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

     (b) Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations, free and clear of all liens or other encumbrances.

     (c) Assignee represents and warrants to Assignor as follows:

          (i) Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower, and the value of any Collateral now or hereafter securing any of the obligations, indebtedness, liabilities or undertakings under the Loan Documents, in connection with Assignee's assumption of the Assigned Rights and Obligations; and

          (ii) Assignee has received a copy of the Loan Documents and such other documents, financial statements and information as Assignee deems appropriate to make its own credit analysis and decision to enter into this Agreement.

     7. No Assignor Responsibility. Assignor makes no representation or warranty
        --------------------------
and assumes no responsibility to Assignee for:

          (a) the execution by any party other than Assignor, or the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents;

          (b) any representations, warranties, recitals or statements made in the Loan Documents or in any financial statement or other statement, instrument, report, certificate or any other document made or furnished or made available by or on behalf of Borrower to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

          (c) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or the existence or possible existence of any default or event of default under the Loan Documents; or

          (d) the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of Borrower.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of Borrower, or the value of any Collateral, in connection with the assignment of the Assigned Rights and Obligations hereunder, or to provide Assignee with any credit or other information with respect thereto, whether coming into Assignor's possession before the date hereof or at any time or times thereafter.

     8. Assignee Bound By Credit Agreement. Effective on the Assignment
        ----------------------------------
Effective Date, Assignee: (a) shall be deemed to be a party to and "Lender" under the Credit Agreement; (b) agrees to be bound by the Credit Agreement to the same extent as it would have been if it had been an original Lender party thereto; and (c) agrees to perform in accordance with their respective terms all obligations which are required under the Loan Documents to be performed by it as a Lender. Assignee appoints and authorizes Administrative Lender to take such actions as Administrative Lender on Assignee's behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Lender by the terms thereof, together with such powers as are reasonably incidental thereto.

     9. Assignor Released From Credit Agreement. Effective on the Assignment
        ---------------------------------------
Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date.

     [10. Foreign Withholding.
          -------------------

     (a) Assignee represents and warrants to Administrative Lender, Borrower and Assignor that, under applicable law and treaties, Assignee is entitled to receive all payments under the Loan Documents and this Agreement payable to it, without deduction or withholding of any taxes imposed by the United States or any political subdivision thereof.

     (b) On or before the Assignment Effective Date, Assignee shall deliver to each of Borrower and Administrative Lender two executed copies of valid and properly completed: (i) United States Internal Revenue Service Form 1001 or 4224 certifying that Assignee is entitled to receive payments under the Credit Agreement and the Loan Documents payable to it, without deduction or withholding of any United States federal income taxes; or (ii) Internal Revenue Service Form W-8 or W-9 establishing an exemption from United States backup withholding tax. If any such form is found to be incomplete or incorrect, or must be replaced (on the same or a successor form) in order to maintain its effectiveness, Assignee shall execute and deliver to each of Borrower and Administrative Lender two executed copies of a valid, complete and correct replacement form.]

     [11.] General.
           -------

     (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral (other than with respect to any fees payable as provided in Section 4 hereof).

     (b) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

     (c) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

     (d) Assignor may at any time and from time to time grant to others pursuant to the Loan Documents assignments of or participations in all or part of Assignor's share of the Loans and Total Commitments, but not with respect to the Assigned Rights and Obligations.

     (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other. The preceding sentence shall not limit the right of Assignee to grant to others assignments of or participations in all or part of the Assigned Rights and Obligations to the extent permitted by the terms of the Loan Documents.

     (f) All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Credit Agreement shall be as specified on the signature pages of this Agreement.

     (g) If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

     (h) Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

     (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        ASSIGNOR:


                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Assignor's Notice Instructions:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                             -----------------------------------
                                        Ref:
                                            ------------------------------------
                                        Telephone: (___)
                                                         -----------
                                        Facsimile:  (___)
                                                         -----------


                                        Assignor's Payment Instructions:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ABA No.
                                               ---------------------------------
                                        Account No.
                                                   -----------------------------
                                        Attn:
                                             -----------------------------------
                                        Ref:
                                            ------------------------------------


                                        ASSIGNEE:


                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Assignee's Notice Instructions:


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                             -----------------------------------
                                        Ref:
                                            ------------------------------------
                                        Telephone: (___)
                                                         ----------
                                        Facsimile:  (___)
                                                          ----------

                                        Assignee's Payment Instructions:


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ABA No.
                                               ---------------------------------
                                        Account No.
                                                   -----------------------------
                                        Attn:
                                             -----------------------------------
                                        Ref:
                                            ------------------------------------


                                        ACKNOWLEDGED AND AGREED:

                                        ADMINISTRATIVE LENDER:


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                                        By:
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                                        Name:
                                             -----------------------------------
                                        Title:
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